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                                                                   EXHIBIT 10.35


                              GALILEO INTERNATIONAL
                             EMPLOYEES PENSION PLAN

                                    ARTICLE I

                                  INTRODUCTION

         Section 1.01 History and Purpose. Effective as of January 1, 1993, Covia Partnership ("Covia") established the Covia Employees Pension Plan (the "Plan") for the benefit of all eligible employees of Covia and its Affiliated Employers. The Plan replaced the Covia Pension Plan (previously known as the "Covia Mirror Pension Plan") (previously known as the "Covia Mirror Pension Plan") (the "Prior Plan") that was originally established August 5, 1988, and was amended and restated thereafter.

         Effective as of January 1, 1993, the Prior Plan was merged into this Plan. In no case will the Accrued Benefit of a Participant under this Plan who was a Participant in the Prior Plan be less than such Participant's Accrued Benefit under the Prior Plan as of December 31, 1992.

         The rights of any person whose status as an Employee terminated prior to the Effective Date of this Plan, and who had deferred vested benefits under the Prior Plan shall be determined in accordance with the Prior Plan as in effect on the date of such Participant's termination of employment, unless otherwise specifically provided under the terms of this Plan.

         Effective as of September 16, 1993, pursuant to a combination of the operations of Covia, certain of the assets and business of Covia were assumed by Apollo Travel Services, a general partnership, and Covia Partnership was renamed as Galileo International Partnership. Accordingly, effective September 16, 1993, the Plan is renamed the Galileo International Employees Pension Plan.

         The Plan, as amended and restated herein, is intended to continue to qualify as a non-integrated defined benefit pension plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Covia Partnership Employees Pension Trust (the "Trust"), now known as the Galileo International Partnership Employees Pension Trust, is intended to continue to be tax-exempt under Section 501(a) of the Code.


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                                   ARTICLE II

                          DEFINITIONS AND CONSTRUCTION

         Where the following words and phrases appear in this Plan, they will have the meanings set forth in this Article unless the context of a given
Section indicates otherwise.

         Section 2.01 Accrued Benefit. A Participant's benefit, determined as of any date, based on the formula set forth in Section 6.02 of this Plan. Such Accrued Benefit will be determined in accordance with the provisions of Articles VI through X of the Plan.

         Section 2.02 Actuarial Equivalent. Equality in the value of the aggregate amounts expected to be received under the different forms of benefit payments provided by the Plan relating to the present value of a Single Life Annuity that would be payable to any Participant at age 65 in accordance with the terms of the Plan. Unless specifically stated otherwise in the Plan, such actuarial equivalencies shall be based on the tables listed in Appendix B of this Plan.

         Section 2.03 Affiliated Employer. Any of the following entities as defined under Section 414 of the Code:

         (a) any trade or business, whether or not incorporated, that is under common control (within the meaning of Section 414(c) of the Code) with Galileo International;

         (b) any trade or business that is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) of which Galileo International is also a member;

         (c) any other entity required to be aggregated with Galileo International under Section 414(o) of the Code; or

         (d)      the entities described in Appendix A;

provided that "Affiliated Employer" does not include any entity for any period before the date such entity satisfied (or after the date the entity ceases to satisfy) the affiliation or control tests of (a) through (d) above, subject to the provisions of Appendix A.

         For periods prior to the closing date of the Covia Reorganization, unless otherwise specifically provided under the Plan, the term "Affiliated Employer" shall also include United Air Lines; provided, however, that United Air Lines retains not less than fifty percent (50%) ownership of the Employer. For periods on and after the closing date of the Covia


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                                      - 3 -

Reorganization, the term "Affiliated Employer" shall not include United Air Lines, unless otherwise specifically provided under the Plan.

         Section 2.04 Authorized Leave of Absence. Any absence authorized by the Employer under the Employer's standard personnel practices, provided that all persons under similar circumstances must be treated alike in the granting of such Authorized Leaves of Absence; and provided further that the Employee timely returns to employment with the Employer or retires immediately following his Authorized Leave of Absence. An absence caused by service in the Armed Forces of the United States will be considered an Authorized Leave of Absence provided that the Employee complies with all of the requirements of federal law in order to be entitled to reemployment and provided further that the Employee returns to employment with the Employer within the period provided by such law.

         Section 2.05 Beneficiary. Any legal or natural person or persons designated by a Participant or otherwise authorized in accordance with the provisions of Article XIV herein to receive any benefit that may be payable under this Plan with respect to a Participant upon such Participant's death.

         Section 2.06 Benefit Service. Subject to the limitations set forth in Articles III and IV of the Plan, for purposes of determining the amount of a Participant's benefit payable under this Plan, a Participant will be credited with Benefit Service under subparagraphs (a) through (d) below, as applicable to such Participant:

         (a) Regular Full-Time and Part-Time Employees. A Participant who is a regular Full-Time or Part-Time Employee (as defined in Sections 2.25 and 2.35, respectively, of this Plan) shall be credited with one (1) month of Benefit Service for each Month of Service (as defined in Section 2.30) earned by such Participant on or after January 1, 1993.

         (b) Prior Plan Participant. A Participant who was a participant in the Prior Plan shall be credited with months of Benefit Service equal to the number of Months of Service for benefit accrual purposes that were standing to his credit under the Prior Plan as of December 31, 1992.

         (c) Disabled Participants. A Participant who was a regular Full-Time or Part-Time Employee and who becomes Disabled on or after the Effective Date shall be credited with one (1) calendar month of Benefit Service for each full calendar month he is not actively employed due to his Disability, up to the date such Participant elects to retire on his Disability Retirement Date.

         (d) Employment with Affiliated Employer. A Participant shall not be credited with Benefit Service during his period of employment with an Affiliated Employer,


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                  unless such Affiliated Employer has adopted this Plan and
                  become an Employer hereunder or unless otherwise provided in Appendix A.

Notwithstanding the foregoing, the maximum number of months of Benefit Service that may be credited to a Participant under subparagraphs (a) through (d) of this Section 2.06 shall not exceed four hundred eighty (480), i.e., forty (40) years.

         Section 2.07  Board.  The Supervisory Board of Galileo International.

         Section 2.08 Code. The Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

         Section 2.09 Committee or Plan Administrator. The ERISA Plans Administration Committee ("EPAC"), whose members shall be appointed from time to time by the Board. The authority to control and manage the operation and administration of the Plan will be vested in the Committee, as described in
Article XVII. The Committee will be the Plan "administrator" as described in
Section 3(16)(A) of ERISA, and the "named fiduciary" within the meaning of
Section 402 of ERISA.

         Section 2.10 Compensation. The term Compensation shall mean the following amounts paid during the calendar year ending with or within a Plan
Year: amounts paid to the Participant for base pay, overtime, doubletime, shift differentials, lump sum merit pay, holiday rotating day off, holiday worked rotating day off, commissions, retroactive pay, management incentive bonuses, and special pay incentives for Secondee retirees paid prior to September 1, 1993. Management incentive bonuses shall be considered "Compensation" for the calendar year to which such management incentive bonuses are paid. Compensation shall also include any amounts not currently includible in taxable income that constitute elective pre-tax salary reduction contributions under Sections 125, 129 and 401(k) of the Code. Effective for Plan Years beginning on and after January 1, 1995, Compensation shall also include Employer profit sharing contributions made on behalf of a Participant under the Galileo International Savings and Investment Plan, which contributions shall be considered "compensation" for the Plan Year in which such contributions are made.

         For purposes of Section 2.23 of this Plan, Compensation for any given Month of Service within a calendar year shall be determined by dividing a Participant's Compensation for that calendar year by the number of Months of Service completed by the Participant during such year; provided, further, that for purposes of determining monthly Compensation, management incentive bonuses attributable to the calendar year in which a Participant retires under this Plan shall be divided by twelve (12) months, then multiplied by the number of Months of Service completed by the Participant during such calendar year.

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                                      -5-


         A Participant's Compensation for the Plan Year beginning January 1, 1993 in excess of $200,000 (as adjusted for inflation under Sections 415(d) and 401(a)(17) of the Code) shall be disregarded for all purposes under the Plan.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve (12).

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If Compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the annual compensation limit is $150,000.

         In determining the Compensation of a Participant for purposes of the above limitations, the rules of Section 414(q)(6) of the Code shall apply, except that, in applying such rules, the term "family" shall include the Spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the Plan Year.

         Section 2.11 Covia Reorganization. The transaction contemplated by the Combination Agreement dated January 29, 1993, by and among: Aer Lingus PLC; Air Canada; Alitalia-Linee Aeree Italiane S.p.A.; Austrian Airlines Oesterreichische Luftverkehrs Aktiengesellschaft; British Airways Plc; Covia Corporation; Covia Partnership; Distribution Systems Inc.; The Galileo Company Ltd.; Koninklijke Luchtvaart Maatschappij N.V. KLM Royal Dutch Airlines; Olympic Airways S.A.; Racom Teledata S.p.A.; Resnet Holdings, Inc.; Retford Limited; Roscor A.G.; Swissair Swiss Air Transport Company Ltd.; Transportes Aereos Portugueses S.A.; Travel Industry Systems B.V.; Travidata, Inc.; United Air Lines, Inc.; USAir, Inc.; and USAM Corp.

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                                   -6-


         Section 2.12 Disability; Disabled. A physical or mental condition which, in the sole judgment of the Committee, permanently prevents a Participant from satisfactorily performing his usual duties for the Employer or the duties of such other position or job which the Employer makes available to him and for which he is qualified by reason of training, education or experience. The decision of the Committee may be based on the medical report of an independent physician selected by the Committee, or evidence that the Participant is eligible for disability benefits under the Social Security Act as in effect on his date of disability, or the eligibility of such Participant to receive long term disability benefits from a long term disability plan sponsored by the Employer, which factors need not be conclusive.

         Notwithstanding the foregoing, Disability shall not include any injury or disease which:

         (a) was contracted, suffered or incurred while the Participant was engaged in, or resulted from his having engaged in, a criminal enterprise;
         (b)      was intentionally self-inflicted;

         (c) resulted from chronic or excessive use of intoxicants, drugs or narcotics; or

         (d)      arose after his termination of employment with the Employer.

         Section 2.13 Disability Retirement Date. The first day of the calendar month coinciding with or next following the date on which a Participant elects to retire due to his Disability; provided, however, that such Participant has attained at least age fifty (50) and has at least ten (10) full Years of Service then standing to his credit under the Plan; provided, further, that a Participant's Disability Retirement Date shall not be later than his Normal Retirement Date.

         Section 2.14 Early Retirement Date. The first day of the calendar month coinciding with or next following the date on which a Participant elects to retire from employment after the Participant has attained age fifty-five (55) and has at least ten (10) full Years of Service then standing to his credit under the Plan, but prior to his Normal Retirement Date.

         Section 2.15 Effective Date. January 1, 1993, the date this Plan first became effective.

         Section 2.16 Eligible Employee. Subject to any election required under the provisions of Section 3.03 of the Plan, any Employee of the Employer. Notwithstanding any other provision of the Plan, a leased employee (within the meaning of Section 414(m) of the Code) shall be deemed to be in a class of Employees not eligible to participate in this Plan, unless such participation is required as a condition of the Plan's qualification under Section 401(a) of the Code.

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                                      -7-


         Notwithstanding any other provision of the Plan to the contrary, "Eligible Employee" shall not include any non-resident alien who receives no income from United States sources, transferred foreign nationals with temporary residence in the United States, foreign based employees temporarily working in the United States on any payroll, nor any person who is included in a unit of employees covered by a collective bargaining agreement between any employee bargaining representative(s) and one or more Employers, if retirement benefits were a subject of good faith bargaining between such employee representatives and the Employer, unless such collective bargaining agreement specifically provides for participation in this Plan by the bargaining unit members.

         Section 2.17 Employee. Any person who, on or after the Effective Date, is receiving remuneration for personal services rendered to the Employer as a regular Full-Time or Part-Time Employee, including an Employee who would be receiving such remuneration except for an Authorized Leave of Absence.

         Section 2.18 Employer. Galileo International, and any successors thereto, and any Affiliated Employer which has adopted the Plan, for so long as such adoption and the Plan both remain in effect.

         Section 2.19 Employment Date. An Employee's first day of employment with the Employer as set forth in the records of the Employer, subject to the limitations and exceptions, if any, set forth in Appendix A of the Plan.

         Section 2.20  Entry Date.  The first day of each calendar month.

         Section 2.21 ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

         Section 2.22 Fiduciaries. The Plan Trustee and the Committee, but only with respect to the specific fiduciary responsibilities of each, as set forth in
Article XVII of the Plan.

         Section 2.23 Final Average Compensation. The highest monthly average of a Participant's Compensation attributable to the sixty (60) consecutive Months of Service occurring during the last one hundred twenty (120) Months of Service of employment with the Employer; provided, however, that if a Participant has fewer than sixty (60) Months of Service with the Employer, such Participant's Final Average Compensation shall be determined by dividing his total Compensation for all Months of Service during his period of employment by the number of such Months of Service.

         Section 2.24 Forfeiture. The present value of a Participant's nonvested Accrued Benefit, determined as of the last day of the Plan Year during which such Participant first incurs a One Year Period of Severance.

         Section 2.25 Full-Time Employee. Any Employee who is classified as a regular full-time Employee of the Employer and who regularly completes at least forty (40) Hours of Service per week.

         Section 2.26 Galileo International. Galileo International Partnership, which, prior to September 16, 1993, was known as Covia Partnership.

         Section 2.27 Hour of Service. Each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer, as well as certain periods of absence for which the Employee is compensated by the Employer, according to Department of Labor Regulation Section 2530.200b-2.

         Section 2.28 Late Retirement Date. The first day of the calendar month coinciding with or next following the date a Participant elects to retire after his Normal Retirement Date.

         Section 2.29 Limited Participant. A former Participant under this Plan or the Prior Plan whose employment with the Employer has terminated for reasons other than his Retirement, and who has a vested benefit under this Plan. The term Limited Participant shall also include former Participants who are no longer employed by the Employer, but are employed by an Affiliated Employer (as listed on Appendix A of the Plan). Notwithstanding the preceding sentence, a Participant who terminates employment prior to the closing date of the Covia Reorganization who does not transfer to United Air Lines on the date of the closing of the Covia Reorganization, nor on any other date of transfer determined by the Committee, in its sole discretion, to be resulting from the Covia Reorganization, and who is subsequently employed by United Air Lines, shall not be a Limited Participant within the meaning of this Section 2.29 or
Section 3.04.

         Section 2.30  Months of Service.

         (a) Subject to the following provisions of this Section 2.30 and the limitations under Articles III and IV of this Plan, the term "Month of Service" means, with respect to any Employee or Participant:

         (i) Month of Service on or after the Effective Date shall mean each calendar month during which an Employee was a Participant in the Plan for which he is either directly or indirectly paid or entitled to payment by an Employer or Affiliated Employer, for the performance of duties including backpay without regard to mitigation of damages; provided, however, that for purposes of determining Benefit Service, Months of Service with an Affiliated Employer shall not be taken into account. A Participant shall also be credited with Months of Service for any period during which no duties were performed by reason of vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or authorized leave of absence; provided, however, that not more than six (6) Months of Service will be credited for any such period;

         (ii) Service prior to the Effective Date shall equal the Months of Service standing to the credit of the Employee or Participant as of December 31, 1992 under the Prior Plan.

         Months of Service for purposes of determining the Benefit Service for a Participant's period of Disability shall be determined and credited in accordance with the provisions of Section 9.03, including Months of Service beginning after the Effective Date and credited to a Participant during such period of Disability and ending on such Participant's Disability Retirement Benefit commencement date.

         (b) Notwithstanding the foregoing, solely for the purpose of determining an Employee's or Participant's Severance from Service Date, and the number of whole years elapsed between the date of such Severance from Service and the date of the Employee's or Participant's reemployment under Article III, an Employee or Participant on a Maternity or Paternity Absence (as defined below) will be credited with a Month of Service for each month of such an absence; provided, however, that not more than six (6) Months of Service will be credited for any one such absence, and such Months of Service will be credited for the first year during which the Participant would not otherwise be credited with at least six (6) Months of Service. A "Maternity or Paternity Absence" means a Participant's absence from work because of the pregnancy of the Participant, the birth of a child of the Participant, the placement of a child with the Participant in connection with the adoption of such child by the Participant, or for the purpose of caring for the child immediately following such birth or placement. The Committee may require the Participant to furnish such information as the Committee considers necessary to establish that the Participant's absence was for one of the reasons specified above.

         Section 2.31  Normal Retirement Age.  The later of:

         (a)      the date on which the Participant attains age sixty-five (65);
                  or

         (b)      the date on which the Participant has completed at least five
                  (5) years of Vesting Service.

         Section 2.32 Normal Retirement Date. The first day of the calendar month next following the month in which the Participant attains Normal Retirement Age, or the day the Participant attains Normal Retirement Age if that day is the first day of a calendar month.

         Section 2.33 One Year Period of Severance. The twelve (12) month period beginning on the date of a Participant's Severance from Service Date and ending on the first anniversary of such date.
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                                      -10-


         Section 2.34 Participant. An Employee of the Employer who has satisfied the eligibility requirements set forth in Article III of this Plan and has commenced participation in the Plan, but only as long as such individual either remains an Employee or is entitled to benefits payable under the Plan.

         Section 2.35 Part-Time Employee. Any Employee who is classified as a part-time regular Employee of the Employer, and who completes 1,000 or more Hours of Service in a Plan Year.

         Section 2.36 Period of Severance. The period beginning on an Employees's Severance from Service Date and ending on his Reemployment Date.

         Section 2.37 Plan. Covia Employees Pension Plan, as amended and restated effective January 1, 1993. Effective September 16, 1993, the Plan has been renamed the Galileo International Employees Pension Plan.

         Section 2.38  Plan Year.  The Plan Year shall be the calendar year.

         Section 2.39 Pre-Retirement Survivor Benefit. The benefit payable to the surviving Spouse of a Participant pursuant to Section 13.02.

         Section 2.40 Prior Plan. The Covia Pension Plan which was originally established as the Covia Mirror Pension Plan as of August 5, 1988. Accruals under the Prior Plan were frozen as of December 31, 1992 and the Prior Plan was merged into this Plan effective January 1, 1993.

         Section 2.41 Prior Plan Frozen Accrued Benefit. The benefits payable under the terms of the Prior Plan.

         Section 2.42 Qualified Domestic Relations Order. A judgment, decree, or order relating to the provision of child support, alimony payments, or marital property rights; provided, however, that the Committee has determined that such judgment, decree, or order meets the qualification requirements under Section 414(p) of the Code. The Committee shall adopt such rules, regulations and policies as it deems necessary and appropriate to identify and administer Qualified Domestic Relations Orders in accordance with Code Section 414(p) of the Code.

         Section 2.43 Qualified Joint and Survivor Annuity. A joint and survivor annuity form of benefit that provides a reduced amount during the Participant's lifetime and, upon the death of the Participant, provides a Participant's surviving Spouse with a monthly benefit that is at least fifty percent (50%) of the benefit payable to the Participant prior to his death, in accordance with the provisions of Section 401(a)(11) of the Code and the regulations thereunder. Such Joint and Survivor Annuity shall be the Actuarial Equivalent of the Single Life Annuity that would otherwise be paid to the Participant.

         Section 2.44 Reemployment Date. The date on which an Employee is employed with the Employer or an Affiliated Employer subsequent to his prior termination of employment with the Employer or an Affiliated Employer.

         Section 2.45 Retired Participant. A former Participant of this Plan or the Prior Plan, who is currently receiving benefits under one or more of those Plans.

         Section 2.46  Severance from Service Date.  The earlier of:

         (a) the date on which an employee quits, retires, is discharged or dies; or

         (b) the first anniversary of the first date of a period in which an Employee remains absent from service (with or without pay) with the Employer or Affiliated Employer(s) for any reasons other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or layoff. For purposes of the preceding sentence, an Employee shall not be deemed to be absent from service for any period of absence resulting from leave taken under the Family and Medical Leave Act of 1993.

Notwithstanding the provisions of this Section 2.46, if a Participant is Disabled under the terms of this Plan, such Participant shall not incur a Severance from Service until such Participant's Disability Retirement Date.

         Section 2.47 Single Life Annuity. An annuity which provides a monthly benefit for the Participant, payable for his lifetime only.

         Section 2.48 Spousal Consent. The written, notarized consent of a Participant's Spouse which is required to perfect any elections, waivers, or designations made under Article XII or Article XIII of the Plan.

         Section 2.49 Spouse. The individual to whom a Participant was legally married for at least one (1) year prior to the date benefit payments are scheduled to begin. The determination of the legal status of the Participant's marriage shall be made in accordance with the laws of the state in which the Participant maintains his legal residence.

         Section 2.50 Trust. The Covia Employees Pension Trust, which establishes and forms a part of the Plan. Effective September 16, 1993, the Trust has been renamed the Galileo International Employees Pension Trust.

         Section 2.51 UA Covered Employment. Employment with United Air Lines that is recognized for purposes of determining a Participant's service under this Plan or the Prior Plan, in accordance with the provisions of Article III and Article IV of the Plan.

         Section 2.52 UA Prior Plan. The United Air Lines Non-Union Ground Employees' Retirement Plan, or any successor plan thereto.

         Section 2.53 UA Prior Plan Benefits. The accrued benefit of any Participant under the Prior Plan attributable to participation in the UA Prior Plan; or the deferred vested benefit of any Participant under the UA Prior Plan.

         Section 2.54 Vesting Service. A Participant shall earn one year of Vesting Service for each full year of employment with the Employer. The year of Vesting Service shall be measured beginning on his Employment Date, and every anniversary thereof, and shall end on his Severance from Service Date. Any Eligible Employee hired by the Employer prior to the Effective Date from contiguous service with an Affiliated Employer shall be credited with Vesting Service, if any, for prior employment with such Affiliated Employer in accordance with Appendix A. Eligible Employees who participated in the Prior Plan shall have Vesting Service prior to the Effective Date credited in an amount equal to the Vesting Service standing to his credit under the Prior Plan as of December 31, 1992, without regard to Appendix A. Notwithstanding the foregoing, a Participant who terminates his employment prior to or at the closing date of the Covia Reorganization, but not as a result of a transfer of employment to United Air Lines in connection with the Covia Reorganization, who is subsequently employed by United Air Lines shall not earn any years of Vesting Service under the Plan for such subsequent employment.

         Section 2.55 Year of Service. For purposes of eligibility to participate in the Plan, Year of Service means each year of employment with an Employer or an Affiliated Employer, that begins on an Employee's Employment Date and each anniversary thereof, and ends on his Severance from Service Date. Notwithstanding the foregoing, a Participant who terminates his employment prior to or at the closing date of the Covia Reorganization, but not as a result of a transfer of employment to United Air Lines in connection with the Covia Reorganization, who is subsequently employed by United Air Lines shall not earn any Years of Service under the Plan for such subsequent employment.

                                   ARTICLE III

                     ELIGIBILITY, PARTICIPATION AND SERVICE

         Section 3.01 Eligibility. Each Eligible Employee shall become a Participant in the Plan as of the later of the Effective Date or the first Entry Date coinciding with or next following the date they have:

         (a)      attained age 21; and

         (b)      completed one (1) Year of Service.

         Section 3.02  Participation and Service Credits Upon Reemployment.

         (a)      Reemployment Prior to Incurring a One Year Period of
                  Severance.

         (i) If a former Participant is reemployed as an Employee prior to incurring a One Year Period of Severance, he shall be eligible to commence participation in the Plan as of the Entry Date coinciding with or next following his Reemployment Date. If such Participant's Period of Severance commenced due to the Participant's quit, retirement or discharge, then the Participant shall not be credited with Benefit Service for such Period of Severance; however, such Participant shall be credited with Vesting Service for such Period of Severance.

         (ii) If such Participant's Period of Severance commenced for any other reason, such Participant shall be credited with both Vesting Service and Benefit Service for such Period of Severance. A Participant that satisfies the requirements of this subparagraph (a) shall have his prior Benefit Service and Vesting Service restored to his credit as of his Reemployment Date, subject to the limitations set forth in subparagraph (d) below.

         (b) Reemployment after Incurring a One Year Period of Severance. If a former Participant is reemployed as an Employee after incurring a One Year Period of Severance, but prior to incurring five (5) consecutive One Year Periods of Severance, such Employee shall not be eligible to resume participation in the Plan until the Entry Date coinciding with or next following the date such Employee completes one (1) Year of Service, which shall commence on his Reemployment Date, and end on the first anniversary of such date. An Employee who again becomes a Participant in accordance with the provisions of this subparagraph (b) shall then be given credit for his Benefit Service and Vesting Service retroactive to his Reemployment Date, and such a Participant shall also have any Benefit Service and Vesting Service that was standing to his credit immediately prior to his Period of Severance restored to his credit once he resumes participation, subject to the limitations of subparagraph (d) below.

         (c) Reemployment after Incurring Five Consecutive One Year Periods of Severance. If a former Participant is reemployed as an Employee after incurring a Period of Severance that is equal to the greater of:

         (i)      five (5) consecutive One Year Periods of Severance; or

         (ii)     his prior years of Benefit Service;

such former Participant shall be treated as a new Employee, and shall be subject anew to the eligibility requirements under Section 3.01 of the Plan.

         (d) Reemployment after Lump Sum Distribution. If a former Participant is reemployed as an Employee and had received a lump sum distribution of his Prior Accrued Benefit he shall not be given credit for his previous Benefit Service attributable to such distribution; provided, however, that if such Participant shall repay the amount previously distributed to him with interest of five percent per annum, within the earlier of:

         (i)      five (5) years from his Reemployment Date,

         (ii) the close of the first period of five (5) consecutive One Year Periods of Severance commencing for the Participant as of the date such distribution was made, if any,

such prior Benefit Service shall be restored.

         Section 3.03  Participation Upon Reemployment After Retirement.

         (a) Election to Participate in Plan. Subject to the participation provisions of Section 3.02, a previously Retired Participant who is reemployed as an Employee may elect in writing, in the form and manner required by the Committee, to again become an active Participant. If such a Retired Participant elects to become an active Participant in the Plan, payment of any benefits under this Plan shall be suspended for each successive month during such period of reemployment in accordance with Article XI; provided, however, that such Retired Participant completes at least forty (40) Hours of Service in the prior calendar month, as specifically provided under Article XI of the Plan.

         Such a reemployed Retired Participant shall be credited with Benefit Service with respect to such reemployment as provided in Section 2.06 of the Plan. Benefits upon such a Retired Participant's subsequent Retirement Date or Severance from Service Date shall be distributed in accordance with the applicable provisions of Articles VI through IX of the Plan.

         (b) Election to Waive Participation. If a previously Retired Participant who is reemployed as an Employee elects in writing, in the form and manner required by the

Committee, to waive participation in the Plan for this period of reemployment, payment of any benefits under this Plan shall continue. An election made under this paragraph shall remain in effect for the duration of a Retired Participant's period of reemployment. Any periods of service or Compensation earned during such Participant's period of reemployment shall not be considered for purposes of such Participant's benefits under this Plan upon his subsequent Severance from Service.

         Section 3.04 Limited Participation - Employment Transfers. If a Participant transfers employment to an Affiliated Employer that has not adopted this Plan, he shall be considered a Limited Participant as of his date of transfer. Such Limited Participant will continue to earn Vesting Service, but shall not earn any Benefit Service; and, provided, further, that the Final Average Compensation of such Limited Participant shall not include Compensation earned while a Limited Participant, subject to any limitations or conditions set forth in Appendix A.

         If a Limited Participant again transfers to employment as an Employee, he shall again become an active Participant in the Plan after he has completed one new Year of Service, which shall commence on his Reemployment Date and end on the first anniversary of such date. An Employee who again becomes a Participant in accordance with this Section 3.04 shall be given credit for Benefit Service and Vesting Service retroactive to the date of his Reemployment Date with the Employer.

         Notwithstanding the foregoing, if a Participant terminates his employment and such termination was not the result of a transfer to United Air Lines on the date of the closing of the Covia Reorganization, or any other date of transfer determined by the Committee, in its sole discretion, to be resulting from the Covia Reorganization, and such Participant is subsequently employed by United Air Lines on or after the date of the Covia Reorganization, such subsequent employment shall not be considered a transfer to an Affiliated Employer within the meaning of this Section 3.04 and such Participant shall not be considered a Limited Participant for any purpose under the Plan.

         Section 3.05 Participation in Prior Plans. Participation in the Prior Plan or the UA Prior Plan shall not exempt any Employee from the eligibility requirements of Article III of this Plan.

         Section 3.06 Participation Not a Contract of Employment. The Plan does not constitute a contract of employment and participation in the Plan will not give any Employee the right to be retained in the employ of any Employer, nor give any person any right or claim to any benefit under the Plan unless such benefit is specifically payable under the terms of the Plan.

                                   ARTICLE IV

                        EMPLOYMENT WITH UNITED AIR LINES

         Section 4.01 Employment With United Airlines Credited for Participants in Prior Plan. Employees who were hired by the Employer from contiguous service with United Air Lines shall be credited with service as follows:

         (a) Participants in Prior Plan as of December 31, 1992. If such Employee participated in the Prior Plan and remained an Employee as of the Effective Date, his service credits under this Plan as of the Effective Date shall equal the service standing to his credit for eligibility, vesting and benefit accrual purposes, respectively, under the Prior Plan as of December 31, 1992;

         (b) Employees Not in Prior Plan Hired Prior to January 1, 1993. If such Employee did not participate in the Prior Plan, he shall be credited with service for purposes of vesting and eligibility to participate from the date his employment with United Air Lines commenced by applying the usual service crediting and break in service rules of this Plan; provided, however, that no such service prior to the Effective Date shall be credited to him for benefit accrual purposes;

         (c) Former Participants in the Prior Plan. If such Employee participated in the Prior Plan but was not an Employee as of the Effective Date, he shall be a Limited Participant for purposes of this Plan (subject to any future reemployment as an Employee and to the conditions set forth in Section
3.03 regarding suspension of benefits for reemployed Retired Participants) and his benefits shall be determined under the provisions of the Prior Plan in effect as of the date of his prior severance from service as an employee in accordance with Section 10.06;

         (d) Employees Hired After January 1, 1993. If such Employee is hired by the Employer on or after the Effective Date, he shall not be credited with service prior to the Effective Date for any purposes under this Plan.

                                    ARTICLE V

                             EMPLOYER CONTRIBUTIONS

         Section 5.01 Employer Contributions. Each Employer shall make contributions to the Plan on behalf of its Employees in amounts determined by Plan actuaries to be necessary to fund benefits payable under the Plan only to the extent required by the provisions of Section 412 of the Code. Such contributions shall be made no less frequently than quarterly. Any Forfeitures that arise under this Plan shall be used to reduce the amount the Employer is otherwise required to contribute to fund benefits payable under the Plan.

         Section 5.02 Participant Contributions. Participants shall not be required nor permitted to make contributions to the Plan.

         Section 5.03 Rollover, Transfer Contributions. Individual Participants shall not be permitted to rollover or transfer benefit distributions from other plans to this Plan.

         Section 5.04 Prior Plan Accrued Benefit. Effective as of January 1, 1993, the Prior Plan is merged into this Plan. The value of a Participant's Accrued Benefit under this Plan shall not be less than the value of such Participant's accrued benefit under the Prior Plan, if any, as a result of this merger.

         Section 5.05 Return of Employer Contributions. No part of any contribution made by the Employer under the Plan or the income therefrom will revert to the Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan; provided, however, that, consistent with Section 403(c) of
ERISA:

         (a) If any contribution by the Employer under the Plan is conditioned on the initial qualification of the Plan under
                  Section 401(a) of the Code and if the Plan does not so qualify, the Trustee will, upon written request of the Employer, return to the Employer the amount of such contribution and any earnings thereon within one (1) year after the date that initial qualification of the Plan is denied;

         (b) If any contribution is made by the Employer by a mistake of fact, the Trustee will, upon written request of the Employer, return to the Employer the amount of such contribution and any earnings thereon within one (1) year after the payment of such contribution;

         (c) If any contribution made by the Employer is determined not to be deductible, in whole or in part, by the Employer for the tax year for which it was made, then the Trustee will, upon written request of the Employer, return to the Employer the nondeductible amount of such contribution and any earnings thereon within one (1) year after the payment of such contribution; and

         (d) If, after all liabilities of the Plan to Participants and other persons entitled to benefits under the Plan have been satisfied, any residual assets remain, such assets will be returned to the Employer.

All contributions to the Plan are hereby conditioned on being fully deductible for the year to which the contribution relates, and are further conditioned on the Plan being qualified throughout the period for which the contribution is made.

         Section 5.06 Investment and Valuation of Trust Assets. Assets of the Trust shall be invested in accordance with the requirements set forth under the terms of the Trust. The valuation of the assets of the Plan shall be made no less frequently than as of the last day of each Plan Year.

                                   ARTICLE VI

                            NORMAL RETIREMENT BENEFIT

         Section 6.01 Eligibility. A Participant shall be eligible to retire from employment as of his Normal Retirement Date once he has attained his Normal Retirement Age. A Participant who retires from employment on his Normal Retirement Date shall be entitled to receive a Normal Retirement Benefit as described in this Article VI.

         Section 6.02 Normal Retirement Benefit. (a) Subject to the limitations set forth under Section 6.04, a Participant's monthly Normal Retirement Benefit shall be determined as follows:

                     1.6% of his Final Average Compensation

                                 MULTIPLIED BY:

                            Months of Benefit Service
                                       12

         (b) Unless otherwise provided under the Plan, each Section 401(a)(17) Employee's Accrued Benefit under this Plan will be the greater of the Accrued Benefit determined for the Employee under (i) or (ii) below:

                  (i) the Employee's Accrued Benefit as determined above with respect to the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee's total Months of Benefit Service taken into account under the Plan for the purposes of benefit accruals, or

                  (ii)       the sum of:

                             (A) the Employee's Accrued Benefit as of January 1, 1994, frozen in accordance with Section 1.401(a)(4)-13 of the regulations, and

                             (B) the Employee's Accrued Benefit determined under the benefit formula applicable for the Plan Year beginning on or after January 1, 1994, as applied to the Employee's Months of Benefit Service credited to the Employee for Plan Years beginning on or after January 1, 1994, for purposes of benefit accruals.

The total Months of Benefit Service taken into account under clause (ii)(B) above shall not exceed the maximum number of Months of Benefit Service takes into account under Section

2.06, minus the number of Months of Benefit Service taken into account under clause (ii)(A) above.

         A Section 401(a)(17) Employee means an Employee whose Accrued Benefit as of January 1, 1994, is based on Compensation that exceeded $150,000.

         Section 6.03 Commencement of Normal Retirement Benefits. A Participant may elect to have payment of his Normal Retirement Benefit begin as of his Normal Retirement Date. If a Participant wishes to defer payment of his benefit, he may so direct the Committee in writing, subject to the limitations set forth under Section 12.11 of the Plan.

         Section 6.04 UA Prior Plan Benefits. Any benefits payable under this Plan shall be reduced by any portion of the benefits payable under the UA Prior Plan to the extent that Months of Service and Final Average Compensation under this Plan are also used to determine such Participant's accrued benefit under the UA Prior Plan.

                                   ARTICLE VII

                            EARLY RETIREMENT BENEFIT

         Section 7.01 Eligibility. A Participant shall be eligible to retire from employment as of his Early Retirement Date, provided he has attained at least age fifty-five (55) and has at least ten (10) years of Vesting Service standing to his credit. A Participant who retires from employment as of his Early Retirement Date shall be entitled to receive an Early Retirement Benefit as described in this Article VII.

         Section 7.02 Early Retirement Benefit. A Participant's monthly Early Retirement Benefit shall be determined using the formula set forth under Section 6.02, but based on the months of Benefit Service standing to his credit as of his Early Retirement Date, subject to reduction for commencement prior to his Normal Retirement Date, under Section 7.03 below.

         Any Participant whose employment is terminated at a time when he is within twenty-four (24) months of his Early Retirement Date and who is entitled to benefits under the Galileo International Severance Plan, shall be considered to have retired on what would have been his earliest possible Early Retirement Date had his employment continued until such date, notwithstanding his prior termination of employment. This special early retirement rule shall apply only if the Participant elects under the Galileo International Severance Plan to have his monthly severance payments reduced in amount and extended in duration until such earliest possible Early Retirement Date and if the Participant remains entitled to receive such severance payments until such earliest possible Early Retirement Date. This special early retirement rule shall not apply to any Participant who would have attained his earliest possible Early Retirement Date during the regularly scheduled (i.e., unextended) term of his severance payments under the Galileo International Severance Plan.

         Section 7.03 Commencement of Payments as of Early Retirement Date. A Participant may elect to have Early Retirement Benefits commence as of his Early Retirement Date, or, by written request to the Committee, as of the first day of any calendar month thereafter, subject to the limitations set forth under
Section 12.11 of the Plan.

         (a) If a Participant retires from employment with the Employer on his Early Retirement Date and elects to have payment of his benefit commence on or after his Early Retirement Date but not later than his Normal Retirement Date, the amount of his benefit shall be reduced by:

         (i)      0.25% for each complete month, up to a total of twenty-four
                  (24) such months, by which such Participant's Early Retirement Date precedes his attainment of age sixty-two (62); and

         (ii) 0.375% for each complete month by which such Participant's Early Retirement Date precedes his attainment of age 60.

         (b) If a Participant ceases to be employed as an Employee prior to his Early Retirement Date, is entitled to a Deferred Vested Benefit (in accordance with the provisions of Article X), and elects to have payment of his benefits commence as of his Early Retirement Date but not later than his Normal Retirement date, the amount of his benefit shall be reduced by:

         (i) 0.60% for each complete month, up to a total of sixty (60) such months by which such Participant's Early Retirement Date precedes his attainment of age sixty-five (65); and

         (ii) 0.30% for each complete month by which such Participant's Early Retirement Date precedes his attainment of age sixty
                  (60).

         Section 7.04 Commencement of Payments as of Normal Retirement Date. A Participant may retire on his Early Retirement Date and elect, by written request to the Committee, to defer payment of his benefit to his Normal Retirement Date or later, subject to the limitations set forth under Section
12.11 of the Plan. The amount of his deferred benefit shall be the amount determined in accordance with Section 7.02 above.

         Section 7.05 UA Prior Plan Benefits. Any benefits payable under this Plan shall be reduced by any portion of the benefits payable under the UA Prior Plan to the extent that Months of Service and Final Average Compensation under this Plan are also used to determine such Participant's accrued benefit under the UA Prior Plan.

                                  ARTICLE VIII

                              LATE RETIREMENT DATE

         Section 8.01 Eligibility. A Participant shall be eligible to retire from employment as of his Late Retirement Date pursuant to his election to do so. A Participant who retires from employment as of his Late Retirement Date shall be entitled to receive a Late Retirement Benefit as described in this
Article VIII.

         Section 8.02 Late Retirement Benefit. A Participant's monthly Late Retirement Benefit shall be determined using the formula set forth under Section 6.02, but based on the months of Benefit Service standing to his credit as of his Late Retirement Date.

         Section 8.03 Commencement of Payment of Late Retirement Benefit. A Participant may elect to have benefit payments commence as of his Late Retirement Date, or, by written request to the Committee, as of the start of any calendar month thereafter; provided, however, that payment of such benefit must begin not later than the April 1 following the calendar year in which the Participant attains age 70-1/2 in accordance with the limitations set forth under Section 12.11 of the Plan.

         Section 8.04 UA Prior Plan Benefits. Any benefits payable under this Plan shall be reduced by any portion of the benefits payable under the UA Prior Plan to the extent that Months of Service and Final Average Compensation under this Plan are also used to determine such Participant's accrued benefit under the UA Prior Plan.

                                   ARTICLE IX

                           DISABILITY RETIREMENT DATE

         Section 9.01 Eligibility. A Participant shall be eligible to retire from employment due to his Disability (as defined in Section 2.12 of the Plan), provided that such Participant has attained at least age fifty (50) and has at least ten (10) years of Vesting Service standing to his credit. A Participant who retires from employment due to Disability in accordance with this Section shall be entitled to receive a Disability Retirement Benefit as described in this Article IX.

         Section 9.02 Disability Retirement Benefit. A Participant's monthly Disability Retirement Benefit shall be determined based on the formula set forth under Section 6.02, but based on the number of months of Benefit Service that are standing to his credit as of his Disability Retirement Date, including any Months of Service credited in accordance with Section 9.03 below, subject to any reduction for early commencement as provided under Section 7.03.

         Section 9.03 Commencement of Payments of Disability Retirement Benefit. If a Participant retires on his Disability Retirement Date and elects by written request to the Committee to have payment of his benefit commence as of his Disability Retirement Date, such Participant's benefit will be based on the Months of Benefit Service standing to his credit as of his Disability Retirement Date; provided, however, that such benefit shall be reduced as provided under
Section 7.03 (a) or (b) depending upon whether the Participant has reached his Early Retirement Date as of his date of Disability for benefits commencing prior to the Participant's Normal Retirement Date.

         If a Participant becomes Disabled and elects to defer payment of his Disability Retirement Benefit, he shall be credited with the additional months of Benefit Service to his Disability Retirement Date in accordance with the provisions of Section 2.06(c). A Disabled Participant under this paragraph must file a written request with the Committee at least ninety (90) days prior to the time he would like payment of his Disability Retirement Benefit to commence.

         Section 9.04 UA Prior Plan Benefits. Any benefits payable under this Plan shall be reduced by any portion of the benefits payable under the UA Prior Plan to the extent that Months of Service and Final Average Compensation under this Plan are also used to determine such Participant's accrued benefit under the UA Prior Plan.

                                   ARTICLE X

                            DEFERRED VESTED BENEFITS

         Section 10.01 Eligibility. If a Participant terminates his employment after completing at least five (5) years of Vesting Service, such Participant shall be eligible for a Deferred Vested Benefit as described in this Article X.

         Section 10.02 Deferred Vested Benefit. The amount of a Participant's monthly Deferred Vested Benefit shall be determined using the formula set forth under Section 6.02, but based on the months of Benefit Service standing to his credit as of his Severance from Service Date.

         Section 10.03 Commencement of Payment of Deferred Vested Benefit. A Participant who is entitled to a Deferred Vested Benefit may elect in a written request to the Committee to have payment of such Benefit commence as of what would have been his Early Retirement Date, Normal Retirement Date, or Late Retirement Date. Such benefits will be paid in accordance with the provisions of Articles VI, VII or VIII of the Plan, whichever Article is applicable, to benefits commencing as of the date selected.

         Section 10.04 UA Prior Plan Benefits. Any benefits payable under this Plan shall be reduced by any portion of the benefits payable under the UA Prior Plan to the extent that Months of Service and Final Average Compensation under this Plan are also used to determine such Participant's accrued benefit under the UA Prior Plan.

         Section 10.05 Severance From Service Prior to Completing Five Years of Vesting Service. If a Participant terminates his employment prior to completing at least five (5) years of Vesting Service, such Participant shall not be entitled to any benefit payments from the Plan. If such Participant incurs a One Year Period of Severance, the present value of his Accrued Benefit shall become a Forfeiture, and shall be used to reduce the amount the Employer is otherwise required to contribute to the Plan, as provided in Article V of the Plan.

         Section 10.06 Deferred Vested Benefits Under Prior Plan. If a Participant in the Prior Plan has a deferred vested benefit under the Prior Plan or has retired but has not commenced payment of his benefits under the Prior Plan, such benefits shall be paid solely from the Trust established under this Plan, based solely on the benefit provisions of the Prior Plan in effect as of such Participant's termination of employment, which provisions are incorporated herein by reference for this purpose. This Section 10.06 shall apply to any Limited Participant who, prior to the Effective Date, retired or attained deferred vested status under the Prior Plan.

                                   ARTICLE XI

                         REEMPLOYMENT AFTER RETIREMENT

         Section 11.01 Participation Upon Retirement. Participation in the Plan upon reemployment shall be determined according to the provisions of Article III of this Plan. The amount of benefit payable to such former Participant upon his subsequent retirement shall be determined according to the provisions of Articles VI, VII, VIII, or IX, whichever Article is applicable; provided, further, that his benefit shall be adjusted to reflect any additional months of Benefit Service, increases in Final Average Compensation, if any, and benefits previously paid.

         Section 11.02  Suspension of Benefits Upon Reemployment.

         (a) Prior Retirement From the Employer or Affiliated Employer. If a former Participant who has retired under the terms of this Plan or the Prior Plan is reemployed as an Employee and elects to participate in the Plan as provided under Section 3.03, payment of his monthly benefits shall be suspended in accordance with the provisions of Section 11.02(b), as of his Reemployment Date; provided, however, that such former Participant completes at least forty
(40) Hours of Service during each Month of Service.

         (b) Suspension of Benefits. A Participant who continues or resumes employment of at least forty (40) hours of covered service (as defined in U.S. Department of Labor regulations ss. 2530.203-3(c)(2)) for any calendar month after he first becomes eligible for a Normal Retirement Benefit shall have such pension payments suspended during such months of resumed or continued service. The Participant's benefits shall be actuarially calculated upon his subsequent termination of employment or retirement to take into account both (i) years of service credited during the period his benefits were suspended and (ii) the value of the benefits that were suspended. If benefit payments have been suspended under this section, payments shall resume no later than the first day of the third calendar month in which the Participant fails to complete at least forty (40) hours of such service. The initial payment upon the cessation of suspensions shall include the payments due for the interim period when the suspension ceased and the benefit payments resumed or commenced. Notwithstanding the foregoing, no benefit payment may be suspended under this section unless the Participant receives written notice, by personal delivery or first class mail during the first calendar month or corresponding payroll period for which payments are suspended. Such notice shall: (i) explain why benefits are being suspended, (ii) describe the applicable Plan provisions, (iii) include a copy of such Plan provisions, (iv) contain a statement identifying by reference applicable U.S. Department of Labor regulations, and (v) inform the Employee of procedures for seeking review of the benefit suspension, all in accordance with U.S. Department of Labor regulations ss.2530.203-3. Requests for such review shall be considered in accordance with the benefit claim review procedure adopted by the Committee under Section 503 of ERISA and the regulations thereunder, unless other rules are adopted by the Committee for purposes of reviewing benefit suspension claims. Benefits that are payable on or after the Participant attains age sixty-five (65) and that are not suspended under this section, or deferred pending exhaustion of benefit claim and review procedures, shall be actuarially increased (if they are not paid as due) to the actuarial equivalent of such benefits as were due.

         (c)      Prior Retirement From United Airlines.  If an individual:

                  (i)      has retired from United Air Lines,

                  (ii)     is currently receiving benefits under the UA Prior
                           Plan,

                  (iii)    becomes an Employee, and

                  (iv)     becomes eligible to participate in the Plan under
                           Article III,

then any benefits payable under this Plan shall be reduced by any portion of the benefits payable under the UA Prior Plan to the extent that Months of Service and Final Average Compensation under this Plan are also used to determine such Participant's accrued benefit under the UA Prior Plan.

                                  ARTICLE XII

                        PAYMENT OF RETIREMENT INCOME AND
                          VESTED TERMINATION BENEFITS

         Section 12.01 Application for Benefits. A Participant shall notify the Committee in writing in such manner as may be required by the Committee that he elects to have his benefit paid to him. This notification should be provided to the Committee at least ninety (90) days prior to the date the Participant would like payment of his benefit to commence.

         Section 12.02  Payment of Retirement Income in Normal Form.

         (a) Payment in Single Life Annuity Form. Except as otherwise specifically provided in this Article, benefit payments to an unmarried Participant will be paid to him monthly, in the form of a Single Life Annuity commencing as of his Normal, Early, Late or Disability Retirement Date, and ending on the first day of the calendar month during which the Participant's death occurs.

         (b) Payment in Qualified Joint and Survivor Annuity Form. If a Participant who is eligible to receive benefit payments under Articles VI through X has a Spouse, then such Participant's Accrued Benefit under the Plan will be reduced in accordance with the appropriate adjustment factors listed on Appendix B, and will be paid in the form of a Qualified Joint and Survivor Annuity; provided, however, that the Participant may elect an optional form of payment pursuant to Section 12.04. If a Participant elects an optional form of payment, then such Participant must obtain Spousal Consent to both the waiver of the Qualified Joint and Survivor Annuity and the election of an optional form of benefit payment as set forth in Sections 12.03 and 12.04 below.

         Section 12.03 Election to Waive Qualified Joint and Survivor Annuity. A Participant may elect to waive the Qualified Joint and Survivor Annuity form of payment at any time during the 90-day period ending on such Participant's "Annuity Starting Date." The "Annuity Starting Date" with respect to each Participant or Limited Participant is the first day of the first period for which an amount is paid as an annuity (or in any other form) under the Plan. Such an election must be made in writing in the form and manner required by the Committee, and will be effective only if the Participant's Spouse consents in writing to the election, such consent acknowledges the effect of the waiver, and such consent is witnessed by a notary public. Within a reasonable period of time before the earliest date on which a Participant may begin to receive benefits under the Plan, the Committee will furnish him with a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the Participant's right to make, and the effect of, any election to waive the Qualified Joint and Survivor Annuity, the requirement of Spousal Consent to such a waiver, and the Participant's right to make, and the effect of, a revocation of such a waiver. An election under this

Section 12.03 may be revoked by a Participant without the need for Spousal Consent at any time before the date payment of his benefits commences; provided, however, that any subsequent election by the Participant to again waive the Qualified Joint and Survivor Annuity form of payment must also satisfy the requirements of this Section 12.03.

         Section 12.04 Election of Optional Form of Payment. A Participant's election of one of the optional forms of benefit payment available under Section
12.05 must be made in writing and filed with the Committee at any time during the Election Period, consisting of the ninety (90)-day period ending on such Participant's Annuity Starting Date (as defined in Section 12.03 above). Each election under this Section 12.04 must contain such information as the Committee may require to determine the amount of the Participant's optional form of benefit; provided, however, that such election will be effective only if the Participant's Spouse, if any, consents to the election in writing and such consent acknowledges the effect of the election and is witnessed by a notary public. Subject to being revoked as provided in Section 12.06, an election filed in accordance with this Section 12.04 will become effective on the date on which the election is filed with the Committee.

         Section 12.05 Optional Forms of Payment. (a) Subject to the provisions of Sections 12.04 and 12.06, in lieu of the normal form of benefit payable to a Participant under Section 12.02, a Participant may elect to receive payment of his benefit in one of the optional forms listed below which shall be the Actuarial Equivalent of a Single Life Annuity (as determined by applying the appropriate adjustment factor found in Appendix B):

         (i) Single Life Annuity. A monthly benefit payable for the Participant's remaining lifetime only, with no further benefits payable at such Participant's death;

         (ii) Ten Year Certain Option. A reduced monthly payment terminating at the Participant's death and, if the Participant dies within a period of ten (10) years after the date payments commence, a continuing payment of the same amount to his designated Beneficiary for the remainder of such 10-year period;

         (iii) Contingent Annuitant Option. A reduced monthly payment terminating at the Participant's death with the provision that upon his death a continuing payment of 100%, 66-2/3%, or 50% (as he may elect in writing, filed with the Committee) thereof will be made to the surviving contingent annuitant (designated by him at the time his election of this option is filed with the Committee) for such contingent annuitant's remaining life; or

         (iv) Level Income Option. In the case of a Participant with respect to whom monthly payments commence before the date that would otherwise be his Normal Retirement Date, an increased monthly payment for the period before the earlier of his Normal Retirement Date or the date determined by the Committee to be the date on which his primary Social Security benefits under the Federal Social Security Act are expected to commence, and a decreased monthly payment thereafter, so that the monthly payments made to the Participant under the Plan, together with the amount of his monthly primary Social Security benefits (as determined by the Committee based on the Federal Social Security Act as in effect on the date his payments under the Plan commence) will form, as nearly as practicable, a uniform series of payments.

         (b) Notwithstanding the foregoing provisions of Section 12.05(a), if a Participant has elected an optional form of payment under Sections 12.05(a)(ii) or 12.05(a)(iii) above, he may elect to receive a benefit of actuarially equivalent value to the amount that would otherwise be payable to him in such optional form in the form provided by Section 12.05(a)(iv) next above. Notwithstanding the provisions to Sections 12.05(a)(ii) or 12.05(a)(iii) next above, if a Participant who has elected to receive monthly payments in an amount determined in accordance with Sections 12.05(a)(ii) or 12.05(a)(iii) and who has also made the election provided by the foregoing sentence dies, then, respectively:

         (i)      the amount payable, if any, to his Beneficiary as provided in
                  Section 12.05(a)(ii) will be the decreased monthly payment described in Section 12.05(a)(iv); or

         (ii) the amount payable to his surviving contingent annuitant as provided in Section 12.05(a)(iii) will be determined on the basis of the monthly payment that would have been payable to him under that Section 12.05(a)(iii) if the Level Income Option had not been elected.

         (c) Notwithstanding the foregoing provisions of Section 12.05(a), if a Participant has elected an optional form of payment solely under Section 12.05(a)(iv) next above, without regard to Sections 12.05(a)(ii) or 12.05(a)(iii), such optional form will automatically be payable as an actuarially equivalent Single Life Annuity. A Participant may also elect the optional form of payment under Section 12.05(a)(iv) to be paid in the form of a Qualified Joint and Survivor Annuity.

         Section 12.06  Revocation of Optional Forms of Payment.

         (a) A Participant may cancel or revoke any option elected under Section 12.04, and may make a new election, subject to the requirements of Sections
12.03 and 12.04, at any time during the Election Period consisting of the ninety
(90) day period ending on the Participant's Annuity Starting Date (as defined in Section 12.03), and any option elected by the Participant shall be automatically revoked if the Participant dies before benefit payments to him commence.

         (b) If a Participant has elected an optional form of payment providing survivor benefits under Section 12.05 and the Beneficiary of such Participant dies before the date the Participant's benefit payments are scheduled to begin, the election will be automatically canceled; provided, however, that the Participant notifies the Committee in writing of such an event. The Participant's benefit will then be paid in accordance with Sections 12.02 or 12.07, whichever is applicable, unless he makes a new election in accordance with Section 12.04.

         Section 12.07 Payment of Deferred Vested Termination Benefit. A Participant who is entitled to a deferred vested benefit under Article X, shall have his benefit paid to him in accordance with Section 12.02; provided, however, that such Participant may elect an optional form of benefit under
Section 12.05, subject to the waiver and election requirements of Sections 12.03 and 12.04.

         Section 12.08 Small Amounts. Notwithstanding any other provision of the Plan, if the Committee determines that the present value of the vested portion of any Participant's Accrued Benefit is $3,500 or less as of the date a Participant separates from service or retires, the Committee shall direct the Trustee to distribute such benefit to the Participant in a single lump sum. For the purpose of this Section 12.08, present value will be determined as of the scheduled date of distribution by using an interest rate which is the lesser of:

         (i) the rate that would be used (as of such date) by the Pension Benefit Guaranty Corporation ("PBGC") for the purpose of determining the present value of a single sum distribution on plan termination; or

         (ii) the interest rate used for annual Plan valuation purposes in effect from time to time as set forth in Appendix B.

         Section 12.09 Payments to Minors and Other Persons under Disability. Notwithstanding any other provisions of the Plan, if the payee of any Plan benefit is a minor or is otherwise found incompetent for any reason by the Committee or is declared incompetent by a Court of competent jurisdiction, then any Plan benefit to which such payee is entitled will be paid only to such guardian, conservator, or other person legally charged with the care of the person or of his estate as is duly appointed under the laws of the applicable jurisdiction.

         Section 12.10 Benefits May Not Be Assigned or Alienated. Benefits payable under this Plan will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder will be void. The Trust Fund will not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder.

         The Accrued Benefit of any Participant, however, shall be subject to and payable in accordance with the applicable requirements of any Qualified Domestic Relations Order, as that term is defined in Section 414(p) of the Code and any Regulations promulgated thereunder. Effective October 1, 1993, a payment from a Participant's Accrued Benefit may be made to an alternate payee (as defined in Section 414(p)(8) of the Code) prior to the date the Participant reaches his earliest retirement age (as defined in Section 414(p)(4)(B) of the Code) if such payments are made pursuant to a Qualified Domestic Relations Order. All such payments pursuant to a Qualified Domestic Relations Order shall be subject to reasonable rules promulgated by the Committee; provided that such rules and Regulations are consistent with Section 414(p) of the Code. The Accrued Benefit that is subject to any Qualified Domestic Relations Order shall be reduced by the amount of any payment made pursuant to such Order.

         Section 12.11 Commencement of Benefits, Required Beginning Date. (a) Notwithstanding any other provision of the Plan to the contrary, payment of a Participant's benefit must begin not later than April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2, even if the Participant is continuing employment.

         (b) If a Participant dies after the payment of his benefits has begun, the remaining portion of such benefits shall be distributed at least as rapidly as the manner in which benefits were scheduled to be paid to the Participant. If a Participant dies before payment of his benefits has begun, his benefits must be distributed over a period not exceeding the greatest of:

         (i)      five (5) years from the date of death of the Participant;

         (ii) in the case of payments to a designated Beneficiary other than the Participant's Spouse, the life expectancy of such Beneficiary, provided also that such payments begin within one year of the Participant's death; or

         (iii) in the case of payments to the Participant's Spouse, the life expectancy of such Spouse.

         Section 12.12 Optional Direct Transfer of Eligible Rollover Distributions. (a) Notwithstanding anything contained in the Plan to the contrary, effective for eligible rollover distributions made on or after January 1, 1993, if a Participant or other Distributee elects:

         (i) to have such distribution paid directly to an eligible retirement plan, and

         (ii) specifies the eligible retirement plan to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), such distribution shall be made in the form of a direct trustee-to-trustee transfer to the eligible retirement plan so specified.

         (b) Subsection (a) above shall apply only to the extent that the eligible rollover distribution would be includible in gross income if not transferred as provided in subsection (a) above (determined without regard to Section 401(c) of the Code).

         (c) For purposes of this Section 12.12, the term "eligible rollover distribution" has the meaning given to such term by Section 402(f)(2)(A) of the Code.

         (d) For purposes of this Section 12.12, the term "eligible retirement plan" has the meaning given to such term by Section 402(c)(8)(B) of the Code, except that a qualified trust shall be considered an eligible retirement plan only if it is a defined contribution plan, the terms of which permit the acceptance of rollover distributions.

         (e) For purposes of this Section 12.12, the term "Distributee" includes a Participant or an inactive Participant. In addition, the Participant's or inactive Participant's surviving Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order as defined in Section 414(p) of the Code, is a Distributee with regard to the interest of the Spouse or former Spouse.

         For purposes of this Section 12.12(e), an inactive Participant is an Employee who is eligible to be and becomes a Participant in accordance with the provisions of Article III or a former Employee who has not received a distribution of his Accrued Benefit.

                                  ARTICLE XIII

                        PRE-RETIREMENT SURVIVOR BENEFIT

         Section 13.01  Eligibility.  If a Participant dies:

         (a)      either:

                  (i) prior to his earliest retirement date under the Plan; or

                  (ii) prior to commencing payment of his benefit from the Plan; and

         (b)      with a vested interest in his Accrued Benefit;

then his surviving Spouse shall be entitled to a Pre-Retirement Survivor Benefit as described in this Article XIII.

         Section 13.02 Pre-Retirement Survivor Benefit. The surviving Spouse, if any, of a Participant who dies while satisfying the conditions of Section 13.01 will be eligible to receive a monthly Pre-Retirement Survivor Benefit in an amount equal to 50% of the vested Accrued Benefit as of the date of the Participant's death; provided, however, that such amount shall be reduced in accordance with the provisions of Section 7.03(a) or (b) (whichever shall be applicable) for each calendar month by which payment of the Pre-Retirement Survivor Benefit precedes the earliest retirement date under the Plan and further reduced in accordance with the provisions of Section 12.02(b).

         Notwithstanding the foregoing, that portion of a Pre-Retirement Survivor Benefit attributable to such Participant's Prior Plan accrued benefit shall not be reduced for commencement of benefit payments which precede the Participant's earliest retirement date under the Plan; provided, however, subject to any plan qualification provisions of the Code to the contrary, a Participant's Pre-Retirement Survivor Benefit under this Article shall be determined in accordance with the preceding paragraph in this Section 13.02 but shall in no event be less than the amount attributable to his unreduced Prior Plan accrued benefit payable as a Pre-Retirement Survivor Benefit as described in this sentence. The amount of this Pre-Retirement Survivor Benefit will be payable in accordance with the provisions of Section 13.03.

         Section 13.03 Payment of Pre-Retirement Survivor Benefit. Pre-Retirement Survivor Benefit payments will be paid monthly to the Participant's surviving Spouse commencing as of the first day of the calendar month next following the later of:

         (a)      the Participant's earliest retirement date under the Plan; or

         (b)      the death of the Participant;

and ending on the first day of the calendar month during which the surviving Spouse's death occurs.

                                  ARTICLE XIV

                           DESIGNATION OF BENEFICIARY

         Each Participant or Limited Participant may designate any legal or natural person or persons as his Beneficiary under the Plan to receive any portion of such Participant's benefit that remains unpaid as of the date of his death; provided, however, that benefits payable as a Pre-Retirement Survivor Benefit under Article XIII shall be payable only to a Participant's surviving Spouse. Each Beneficiary designation will be in the form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's or Limited Participant's lifetime. Each Beneficiary designation filed with the Committee will cancel all prior Beneficiary designations filed with the Committee.

         Notwithstanding the foregoing, if a Participant was married for the twelve consecutive month period immediately prior to such Participant's Annuity Starting Date (as defined in Section 12.03), no Beneficiary designation will be effective under the Plan unless the Participant's Spouse consents in writing to such designation, such consent acknowledges the effect of such designation, and such Spouse's signature is witnessed by a notary public. Spousal Consent to a Participant's Beneficiary designation will not be required if:

         (a) the Participant's Spouse is designated as the primary Beneficiary by the Participant, or

         (b) it is established to the satisfaction of the Committee that Spousal Consent cannot be obtained because there is no Participant's Spouse, or because of such other circumstances as may be prescribed in regulations issued by the Secretary of the Treasury.

Any consent by the Participant's Spouse or any determination that the consent is not required pursuant to paragraphs (a) or (b) above, will be effective only with respect to that particular Spouse.

                                   ARTICLE XV

                             LIMITATION ON BENEFITS

         Section 15.01 Maximum Benefits. Notwithstanding any other provision of this Plan, benefits shall not accrue under this Plan as of any Plan Year with respect to any Employee such that the annual pension benefit payable, as adjusted in accordance with regulations prescribed by the Secretary of the Treasury to reflect changes in the cost of living, shall exceed the lesser of ninety thousand dollars ($90,000) or one hundred percent (100%) of the Employee's average compensation for the three (3) consecutive calendar years during which he was participating in the Plan and his aggregate compensation from the Employer was highest. For purposes of the foregoing limitation, the annual pension benefit shall be calculated as a Normal Retirement Benefit under this Plan payable in the form of a Single Life Annuity and without reference to benefits funded by employee contributions or rollover contributions, to benefits other than a Normal Retirement Benefit, and to Qualified Joint and Survivor Annuity benefits as defined in Section 417(b) of the Code.

         The annual benefit payable under the Plan with respect to a Participant whose benefits commence before his Social Security Retirement Age (as defined below) shall not exceed the limitation set forth above; provided, however, that the dollar amount referred to above shall be reduced actuarially to reflect the commencement of benefits prior to his Social Security Retirement Age. Such reduced dollar amount shall be the Actuarial Equivalent of an annual benefit equal to the dollar amount referred to above commencing at his Social Security Retirement Age.

         The annual benefit payable under the Plan with respect to a Participant whose benefits commence after his Social Security Retirement Age shall not exceed the limitation contained above; provided, however, that the dollar amount referred to above shall be increased actuarially to reflect the commencement of benefits after his Social Security Retirement Age. Such increased dollar amount shall be the Actuarial Equivalent of an annual benefit equal to the dollar amount referred to above commencing at his Social Security Retirement Age.

         In the event payment of a Participant's annual benefit commences prior to the completion of ten (10) years of participation under this Plan, the dollar limitations contained above, whichever is applicable, shall be adjusted by multiplying the amount of such limitation by a fraction, the numerator of which is the Participant's years of such participation and the denominator of which is ten (10).

         A Participant's "Social Security Retirement Age" means the age used as the retirement age for the Participant under Section 216(1) of the Social Security Act, except that such Section shall be applied without regard to the age increase factor contained therein, and shall be further applied as if the early retirement age under Section 216(l)(2) of said Act were age 62.

         For the purpose of adjusting amounts under this Section 15.01, the interest rate assumption will be the greater (or the lesser, in the case of benefits beginning after age 65) of five percent (5%), or the rate used in determining Actuarial Equivalence under the Plan.

         Section 15.02 Maximum Benefits - Multiple Plans Covering Participant. In the event that an Employee also participates in any defined contribution plan maintained by the Employer as stated below, a further limitation on annual benefits payable to such Employee under this Plan shall apply to the extent necessary to prevent disqualification of the Plan under Section 415(e), or
Section 416(h) if applicable, of the Code. The sum of the defined benefit plan fraction and the defined contribution plan fraction, determined in accordance with Section 414(e) of the Code and applicable regulations thereunder, for such Employee shall not exceed 1.0. Adjustments to the defined benefit plan fraction and to pay benefits accrued under this Plan shall be made in accordance with applicable regulations and as necessary to avoid exceeding such 1.0 limitation.

         Section 15.03 Early Termination. In the event the Plan is terminated, the benefit of any highly compensated active or former Employee is limited to a benefit that is nondiscriminatory under Section 401(a)(4) of the Code.

         For Plan Years beginning on or after January 1, 1994, benefits distributed to any of the 25 most highly compensated active and highly compensated former Employees with the greatest Compensation in the current or any prior year are restricted such that the annual payments are no greater than an amount equal to the payment that would be made on behalf of any Employee under a Single Life Annuity that is the Actuarial Equivalent of the sum of the Employee's Accrued Benefit, the Employee's other benefits under the Plan (other than a social security supplement, within the meaning of Section 1.411(a)-7(c)(4)(ii) of the Treasury Regulations), and the amount the Employee is entitled to receive under a social security supplement.

         The preceding paragraph shall not apply if: (1) after payment of the benefit to an Employee described in the preceding paragraph, the value of Plan assets equals or exceeds 110% of the value of current liabilities, as defined in
Section 412(1)(7) of the Code, (2) the value of the benefits for an Employee described above is less than 1% of the value of current liabilities before distribution, or (3) the value of the benefits payable under the Plan to an Employee described above does not exceed $3,500.

         For purposes of this Section 18.06, benefit includes loans in excess of the amount set forth in Section 72(p)(2)(A) of the Code, any periodic income, any withdrawal values payable to a living Employee, and any death benefits not provided for by insurance on the Employee's life.

         An Employee's otherwise restricted benefit may be distributed in full to the affected Employee if prior to receipt of the restricted amount, the Employee enters into a written agreement with the Plan Administrator to secure repayment to the Plan of the restricted amount. The restricted amount is the excess of the amounts distributed to the Employee (accumulated with reasonable interest) over the amounts that could have been distributed to the Employee under a Single Life Annuity described in the Plan (accumulated with reasonable interest). The Employee may secure repayment of the restricted amount upon distribution by: (1) entering into an agreement for promptly depositing in escrow with an acceptable depositary property having a fair market value equal to at least 125 percent of the restricted amount, (2) providing a bank letter of credit in an amount equal to at least 100 percent of the restricted amount, or (3) posting a bond equal to at least 100 percent of the restricted amount. If the Employee elects to post bond, the bond will be furnished by an insurance company, bonding company or other surety for federal bonds.

         The escrow arrangement may provide that an Employee may withdraw amounts in excess of 125 percent of the restricted amount. If the market value of the property in an escrow account falls below 110 percent of the remaining restricted amount, the Employee must deposit additional property to bring the value of the property held by the depositary up to 125 percent of the restricted amount. The escrow arrangement may provide that Employee may have the right to receive any income from the property placed in escrow, subject to the Employee's obligation to deposit additional property, as set forth in the preceding sentence.

         A surety or bank may release any liability on a bond or letter of credit in excess of 100 percent of the restricted amount.

         If the Plan Administrator certifies to the depositary, surety or bank that Employee (or the Employee's estate) is no longer obligated to repay any restricted amount, a depositary may redeliver to the Employee any property held under an escrow agreement, and a surety or bank may release any liability on an Employee's bond or letter of credit.

                                  ARTICLE XVI

                              TOP HEAVY PROVISIONS

         Section 16.01 Purpose and Effect. The purpose of this Article is to comply with the requirements of Section 416 of the Code. The provisions of this Article will be effective for each Plan Year in which the Plan is a "Top-Heavy Plan" within the meaning of Section 416(g) of the Code.

         Section 16.02 Top-Heavy Plan. In general, the Plan will be a Top-Heavy Plan for any Plan Year if, as of the last day of the preceding Plan Year (the "Determination Date"), the sum of the amounts in (a), (b), and (c) below for Key Employees (as defined below and in Section 416(i)(1) of the Code) exceeds 60% of the sum of such amounts for all employees who are covered by a defined contribution plan or defined benefit plan that is included in the Required Aggregation Group (as defined in Section 16.06):

         (a) The present value of the cumulative Accrued Benefit of such Employees under this Plan.

         (b) The present value of the cumulative accrued benefits of such Employees calculated under any other defined benefit plans included in the Required Aggregation Group.

         (c) The aggregate account balances of such Employees under any defined contribution plan included in the Required Aggregation Group.

In determining the present value of the aggregate benefits of an Employee in any plan:

         (i) such benefits will be increased by the aggregate distributions, if any, made from such plan during the five-year period ending on the Determination Date;

         (ii) the accrued benefit or account balance of any employee who was previously a Key Employee, but who has become a Non-Key Employee, will be disregarded;

         (iii) the accrued benefit or account balance of a beneficiary of an employee will be considered the accrued benefit or account balance of the employee;

         (iv) the accrued benefit or account balance of any former employee who has not performed any services for the Employer at any time during the five-year period ending on the Determination Date will be disregarded;

         (v) the actuarial assumptions for all defined benefit plans in the Required Aggregation Group will be identical; and

         (vi) the accrued benefit of any employee will not include any proportional subsidies but will include any non-proportional subsidies.

         For purposes of determining whether this Plan is a Top-Heavy Plan for its initial Plan Year (beginning January 1, 1993), this Section shall be applied as though this Plan were the Prior Plan for purposes of the December 31, 1992 Determination Date.

         Section 16.03 Key Employee. In general, a "Key Employee" is an employee who, at any time during the five-year period ending on the determination date, is:

         (a) an officer of the Employer or an Affiliated Employer receiving annual Compensation from the Employer and any Affiliated Employer greater than 150% of the limitation in effect under Section 415(c)(1)(A) of the Code; provided, that for the purposes of this Section 16.03(a), no more than 50 employees of the Employer and Affiliated Employer (or if lesser, the greater of three employees or 10% of the employees) will be treated as officers;

         (b) one of the 10 employees receiving annual Compensation from the Employer or an Affiliated Employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning the largest interests in the Employer or in an Affiliated Employer;

         (c)      a 5% owner of the Employer or an Affiliated Employer; or

         (d) a 1% owner of the Employer or an Affiliated Employer receiving annual Compensation from the Employer or Affiliated Employer (whichever he owns), of more than $150,000.

A "Non-Key Employee" is, for the purposes of the Plan, any Employee who is not a Key Employee.

         Section 16.04 Minimum Vesting. For any Plan Year for which the Plan is a Top-Heavy Plan, a Participant's vested percentage in his Accrued Benefit will not be less than the percentage determined under the following table:

                                                    Vested
          Years of Service                        Percentage
            Less than 2                               0%
                 2                                   20%
                 3                                   40%
                 4                                   60%

             5 or more                              100%


         If the foregoing provisions of this Section 16.04 become effective, and the Plan later ceases to be a Top-Heavy Plan, each Participant who then has three (3) or more Years of Service standing to his credit may elect to continue to have the vested percentage of his Accrued Benefit determined under the provisions of this Section 16.04.

         Section 16.05 Minimum Benefit. A Participant's monthly benefit, commencing at his Normal Retirement Date and payable as a Single Life Annuity, will not be less than two percent (2%) of his Final Average Compensation multiplied by the number of years (not to exceed ten (10)) of his Top-Heavy Service (as defined below). A Participant's "Final Average Compensation" for this purpose means the monthly average of his Compensation for the five (5) consecutive years for which his Compensation was highest, disregarding any Compensation paid after the last year in which the Plan is a Top-Heavy Plan. A Participant will be entitled to one (1) year of "Top-Heavy Service" for each Year of Service after the Effective Date during which the Plan is a Top-Heavy Plan and during which he is a Participant thereunder.

         Section 16.06 Required Aggregation Group. For the purposes of this Article the "Required Aggregation Group" means this Plan and each other defined benefit plan and defined contribution plan maintained by the Employer or an Affiliated Employer (including any plan that was terminated within the five (5) year period ending on the Determination Date) that covers a Key Employee as a participant, or that is maintained by the Employer or an Affiliated Employer in order for a plan which covers a Key Employee to be qualified.

         Section 16.07 Adjustment of Combined Benefit Limitations. For any Plan Year in which the Plan is a Top-Heavy Plan, the determination of the defined benefit plan fraction and defined contribution plan fraction under Section 15.02 of the Plan will be adjusted in accordance with the provisions of Section 416(h) of the Code by substituting 1.0 for 1.25 in adjusting the dollar limitations of Sections 415(b)(1)(A) and 415(c)(1)(A) of the Code.

                                  ARTICLE XVII

                       COMMITTEE AND PLAN ADMINISTRATION

         Section 17.01 Membership and Authority. The Committee referred to in
Section 2.09 will consist of one or more persons appointed, from time to time, by the Board, or by the authorized designee of such Board. The Committee will be the "named fiduciary" (as described in ERISA Section 402) with respect to the Plan, and will have complete authority and discretion in exercising rights, powers and duties granted to it as Plan Administrator under the Plan. Except as otherwise specifically provided in this Article XVII, in controlling and managing the operation and administration of the Plan, the Committee will act by a majority of its then members, by meeting or by writing filed without meeting. The Committee shall have the discretionary authority to determine eligibility for Plan benefits and to construe the terms of the Plan, including the making of factual determinations, and the decision thereon of the Committee shall be final and conclusive and binding upon all persons to the extent permitted by law. The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein. Not in limitation but in amplification of the foregoing, the Committee will have the following powers, rights, and duties in addition to those vested in it elsewhere in the Plan:

         (a) To adopt such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan and as are consistent with the provisions of the Plan.

         (b) To enforce the Plan in accordance with its terms and such applicable rules and regulations as may be adopted by the Committee.

         (c) To construe and interpret the Plan and to determine all questions arising under the Plan, including the power to determine the rights or eligibility of Employees or Participants and their Beneficiaries and their respective benefits.

         (d) To maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide, and to make such reports on the Plan to the Employer, government agencies, or others as the Committee or the Employer determines to be appropriate.

         (e)      To direct all payments of benefits under the Plan.

The certificate of a majority of the members of the Committee, or of the Secretary of the Committee, that the Committee has taken or authorized any action will be conclusive in favor of any person relying on the certificate.

         Section 17.02 Delegation by Committee. In exercising its authority to control and manage the operation and administration of the Plan, the Committee may employ agents and counsel (who may also be employed by or represent the Employer) and to delegate to them or allocate to individual Committee members such powers as the Committee deems desirable. Any such delegation will be in writing and will reflect the action of the Committee members then acting. The writing contemplated by the foregoing sentence will fully describe the advice to be rendered or the functions and duties to be performed by the delegatee.

         Section 17.03 Uniform Rules. In managing the Plan, the Committee will uniformly apply rules and regulations that have been adopted by the Committee to all similarly situated Participants.

         Section 17.04 Information to be Furnished to Committee. The Employer and Affiliated Employers will furnish the Committee such data and information as may be required. The records of such Employers or Affiliated Employers as to an Employee's or Participant's period of employment, termination of employment (and the reason therefor), leave of absence, reemployment, and compensation will be conclusive on all persons, unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee with such evidence, data, or information as the Committee considers desirable to carry out the terms of the Plan.

         Section 17.05 Committee's Decision Final. All determinations and decisions regarding provisions of the Plan involving eligibility to participate in the Plan, eligibility for benefits under the Plan, and the amount and form of benefits payable under the Plan are to be made by, and in the sole discretion, of the Committee. All such decisions and determinations shall be final and binding. A misstatement or other mistake of fact will be corrected when it becomes known, and the Committee will make any such adjustment required thereof as it considers equitable and practicable.

         Section 17.06 Exercise of Committee's Duties. Notwithstanding any other provisions of the Plan, the Committee will discharge its duties hereunder solely in the interests of the Participants in the Plan and their Beneficiaries, and:

         (a)      For the exclusive purpose of:

                  (i) providing benefits to Plan Participants and other persons entitled to benefits under the Plan; and

                  (ii) defraying reasonable expenses of administering the Plan;

         (b) And with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

         Section 17.07 Remuneration and Expenses. No remuneration shall be paid to any Committee member or designatee of the Committee as such. However, the reasonable expenses of a Committee member or designatee of the Committee incurred in the performance of a Committee function, and any other reasonable expenses of Plan administration, may be paid from the Trust, at the direction of the Committee, if not paid by the Employers.

         Section 17.08 Resignation or Removal of Committee Member. A Committee member may resign at any time by giving written notice to Galileo International and the other Committee members. Galileo International may remove a Committee member, in accordance with Section 17.01 by giving written notice to him and the other Committee members.

         Section 17.09 Appointment of Successor Committee Members. Galileo International may fill any vacancy in the membership of the Committee, in accordance with Section 17.01, and will give prompt written notice thereof to the other Committee members. While there is a vacancy in the membership of the Committee, the remaining Committee members will have the same powers as the full Committee until the vacancy is filled.

         Section 17.10 Records and Reports. The Committee will exercise such authority and responsibility as it deems appropriate to comply with ERISA and Code requirements relating to: records of a Participant's service, Accrued Benefit; notifications to Participants; registration with the Internal Revenue Service; and annual reports to the Department of Labor or Internal Revenue Service.

         Section 17.11 Indemnification. To the extent permitted by law, no Committee member, shareholder, director, officer or Employee of an Employer, shall incur any personal liability of any nature for any act or failure to act in good faith in connection with the administration of the Plan, except in cases of gross negligence or willful misconduct by such individual. The Board, the Committee, and any Employees operating with the approval of the Employer or the Committee will be indemnified and saved harmless by Galileo International, from and against any and all liabilities to which they may be subjected by reason of any act or failure to act made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

         Section 17.12 Claims Procedure. A person or persons or an entity named by the Committee (which person, persons, or entity may be the Committee) will make all determinations as to the right of any person to a benefit. If a claim is denied, in whole or part, the party making the claim will be given a written notice of denial of the claim containing the following:

         (a)      Specific reasons for the denial;

         (b) Specific reference to pertinent Plan provisions on which the denial is based;

         (c) A description of any additional material or information necessary for the claimant to perfect the claim, and an explanation of why the material or information is necessary; and

         (d)      An explanation of the claim review procedure.

The notice will be furnished within a reasonable time after receipt of the claim. If the notice is not furnished within sixty (60) days following the claim, the claim will be deemed denied.

         The following claim review procedure will apply to any denied claim:

         (a) Review may be requested in writing within ninety (90) days following the date of denial of the claim. During such period the claimant may inspect or copy any Plan records pertaining to his claim. The request for review must contain all reasons, facts and documents in support of the denied claim.

         (b) The decision on review will be by the Committee or its designee, will be in writing, and will be issued within sixty
                  (60) days, provided that the period for decision may extend to a date not later than one hundred twenty (120) days after such request if it is determined that special circumstances require such an extension. The decision on review will include specific reasons for the decision and specific references to the Plan provisions on which the decision is based.

                                 ARTICLE XVIII

                           AMENDMENT AND TERMINATION

         Section 18.01 Amendment; Termination. Galileo International shall have the right at any time, and from time to time, to amend, in whole or in part, any or all of the provisions of the Plan, or to terminate the Plan, in whole or in part. No such amendment shall authorize or permit any part of the Trust to be usedfor or diverted to purposes other than for the exclusive benefit of the Participants or other beneficiaries or permit any portion of the Trust to revert to or become the property of Galileo International. However, upon termination of the Plan, if after all liabilities to Participants and Beneficiaries have been met, a balance remains in the Trust, Galileo International may recover such balance if such balance is due to an erroneous actuarial computation. Notwithsanding the foregoing, no amendment (except as provided below) shall:

         (i) retroactively decrease the benefits accrued to any Participant, or

         (ii) eliminate or reduce an early retirement benefit, subsidy, or optional form of benefit with respect to benefits attributable to service before the amendment.

         Galileo International also shall have the right to make any amendment retroactively which is necessary to qualify the Plan for tax exemption or to bring the Plan into conformity with the Code or ERISA, and regulations or rulings thereunder.

         Section 18.02 Merger and Consolidation of Plan, Transfer of Plan Assets. In the case of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provisions will be made so that each affected Participant in the Plan on the date thereof, if the Plan, as applied to that Participant, then terminated, would receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan, as applied to him, had then terminated.

         Section 18.03 Distribution on Termination and Partial Termination. On termination of the Plan, and after payment of all reasonable administrative expenses, the Committee will allocate the assets in the manner and order set forth in ERISA Section 4044 to the extent of the sufficiency of such assets. The assets of the Plan attributable to benefits accrued under the Prior Plan shall be allocated, to the extent necessary, in accordance with any applicable special schedule of benefits maintained pursuant to the requirements of Code Section 414(l) in connection with the merger of the Prior Plan into this Plan, and such schedule of benefits also shall be operated, as needed, in accordance with the requirements of Code Section 414(l) and regulations thereunder. Such assets, as allocated, will be fully vested and will be distributed in accordance with the applicable provisions of the Plan. If a partial termination of the Plan occurs, the Participants affected by such partial termination, shall be treated as though the Plan had terminated with respect to their vested rights and benefit distribution rights; provided, however, that the Plan shall continue with respect to all other Participants.

         Section 18.04 Notice of Amendment, Termination, or Partial Termination. Affected Participants and other persons will be notified of any material amendment to the Plan and of the termination of the Plan, as required by law.

                                 ARTICLE XIX

                            MISCELLANEOUS PROVISIONS

         Section 19.01 Rights to Trust Assets. Upon termination of his employment, no Employee, Participant or Limited Participant, and no Beneficiary (in the case of a Participant's death) will have any right to, or interest in, any assets of the Trust Fund other than the benefits specifically accrued by or on behalf of such a Participant, and then only to the extent such benefits are payable out of the available assets of the Trust Fund under the terms of the Plan to such person. Payment of all benefits under the Plan will be made solely out of the assets of the Trust Fund, and neither the Employer, any Affiliated Employer, nor the Plan Administrator will be personally liable for any loss of assets or decrease in value due to adverse investment experience of the Trust Fund.

         Section 19.02 Nonforfeitability of Benefits. Subject only to the specific provisions of this Plan, nothing will be deemed to divest a Participant of his right to the nonforfeitable benefit to which he becomes entitled in accordance with the provisions of this Plan.

         Section 19.03 Word Usage. Words used in the masculine shall apply to the feminine where applicable and, wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

                                   ARTICLE XX

             SPECIAL PROVISIONS RELATING TO APOLLO TRAVEL SERVICES

         Section 20.01 Introduction. Pursuant to the Covia Reorganization, certain of the assets and business of Covia were assumed by Apollo Travel Services, a general partnership ("ATS") and certain persons who were employed by Covia immediately prior to the Closing, became employees of ATS. In connection with the Covia Reorganization, Covia and ATS entered into a certain Employee Benefits Agreement (the "Agreement") providing for the participation of certain employees of ATS in this Plan for the period from the closing of the Covia Reorganization (the "Closing") until the later of December 31, 1993, or such later date as Galileo International and ATS may mutually agree (the "Coverage Period"). The provisions of this Article XX govern the coverage of those Employees who became employees of ATS pursuant to the Covia Reorganization.

         Section 20.02 Adoption of Plan by Apollo Travel Services. Notwithstanding the provisions of Section 2.18 hereof, ATS may, by resolution of its Supervisory Board, or a duly authorized committee thereof, adopt the Plan and become an Employer under the Plan. ATS' status as a participating Employer in the Plan will terminate as of the later of December 31, 1993, or such later date as Galileo International and ATS may mutually agree.

         Section 20.03 ATS Contributions. ATS shall contribute to the Plan its allocable share of the minimum funding obligation (as defined in Section 412 of the Code) for the Plan Year ending December 31, 1993, as determined by the Plan's actuaries in accordance with the Plan and the Agreement. Such contributions shall be made not less frequently than quarterly.

         Section 20.04 ATS Employees. Notwithstanding Section 2.16, during the Coverage Period the term "Eligible Employee" shall include any employee of ATS who was a participant in the Plan immediately prior to the Closing. Each such Eligible Employee shall continue to be a Participant during the Coverage Period.

         Section 20.05  Vesting Service and Benefit Service for ATS Employees.

         (a) A Participant who becomes an employee of ATS pursuant to the Covia Reorganization shall continue to earn Vesting Service in accordance with Section
2.54 hereof during the Coverage Period.

         (b) Subject to the limitations set forth in Articles III and IV of the Plan, for purposes of determining the amount of a Participant's benefit payable under this Plan, a Participant will be credited with Benefit Service during his period of employment with ATS during the Coverage Period.

         Section 20.06 Composition and Administration of the Committee During the Coverage Period. Notwithstanding Article XVII hereof, during the Coverage Period the Committee shall be appointed and administered in accordance with Section C of the Agreement.

         IN WITNESS WHEREOF, this Plan, having been first duly adopted is hereby
executed below by the duly authorized officers of the Employer on this   day
of             , 1994, to be effective as of January 1, 1993.

                                                GALILEO INTERNATIONAL

                                                By:
                                                   ----------------------------
                                                Its:
                                                    ---------------------------
ATTEST:
By:
   -------------------------------
Its:
    ------------------------------

                                   APPENDIX A

         The following entities shall be considered Affiliated Employers as of the "Acquisition Date," which shall mean the date set forth in that certain agreement or agreements which govern the terms of the purchase and sale of assets and/or stock by or between each separate entity listed below and Covia
Partnership:

         1. TS2000 shall be considered an Affiliated Employer as of the Acquisition Date. Persons who were employed by TS2000 as of the Acquisition Date shall be credited with Years of Service, if any, for purposes of eligibility and vesting only, from the date specified in the applicable agreement;

         2. Travel Master shall be considered an Affiliated Employer as of the Acquisition Date. Persons who were employed by Travel Master as of the Acquisition Date shall be credited with Years of Service, if any, for purposes of eligibility and vesting only, from the date specified in the applicable agreement;

         3. Ritz Carlton shall be considered an Affiliated Employer as of the Acquisition Date. Persons who were employed by Ritz Carlton as of the Acquisition Date shall be credited with Years of Service, if any, for purposes of eligibility and vesting only, from the date specified in the applicable agreement;

         4. Flight Safety shall be considered an Affiliated Employer as of the Acquisition Date. Persons who were employed by Flight Safety as of the Acquisition Date shall be credited with Years of Service, if any, for purposes of eligibility and vesting only, from the date specified in the applicable agreement;

         5. For purposes of determining eligibility and vesting service under this Plan, United Air Lines shall be considered an Affiliated Employer from the Acquisition Date until the date of the closing of the Covia Reorganization. An Employee who transfers employment from the Employer to United Air Lines on the date of the closing of the Covia Reorganization, or any other date of transfer which is determined by the Committee to be resulting from the Covia Reorganization, shall be considered a Limited Participant. Any other Employee who terminates his employment and who is subsequently employed by United Air Lines shall be deemed to have separated from service with all Employers and shall not be considered a Limited Participant for any purpose under the Plan.

                                   APPENDIX B

                              FIRST AMENDMENT TO
                    THE GALILEO INTERNATIONAL PENSION PLAN
             (As Amended and Restated Effective January 1, 1993)


    WHEREAS, Galileo International Partnership ("Company") adopted the Galileo International Pension Plan, as Amended and Restated Effective January 1, 1993 ("Plan");

    WHEREAS, Section 18.01 of the Plan provides that the Company may amend the Plan;

    WHEREAS, the Company desires to amend the Plan to obtain a determination that the Plan meets the requirements of the Tax Reform Act of 1986 and subsequent legislation and regulations thereunder;

    NOW, THEREFORE, BE IT RESOLVED, that the Company hereby adopts the following First Amendment to the Plan, effective as of January 1, 1993:

    1. Section 18.03 of the Plan is amended by adding the following sentence to the beginning thereof:

         "Upon termination or partial termination of the Plan, the rights of all affected Participants to benefits accrued to the date of such termination or partial termination shall become nonforfeitable to the extent funded as of such date."


    IN WITNESS WHEREOF, this First Amendment to the Plan is executed this ____ day of ________________, 1997.



                                            GALILEO INTERNATIONAL PARTNERSHIP

                                            By:
                                               ------------------------------

                                            Its:
                                               ------------------------------

               GALILEO INTERNATIONAL SUPPLEMENTAL RETIREMENT PLAN

               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)

                                  INTRODUCTION

         The Covia Supplemental Retirement Plan (the "Plan") was originally established effective January 1, 1991, by Covia Partnership ("Covia") to provide certain highly compensated employees of Covia with the opportunity to receive retirement benefits in excess of those which they would have been entitled to receive under Covia's tax-qualified retirement plans and to thereby attract, retain and motivate qualified management personnel. Effective as of September 16, 1993, pursuant to a combination of the operations of Covia, certain of the assets and business of Covia were assumed by Apollo Travel Services, a general partnership, and Covia Partnership was renamed Galileo International Partnership (the "Company"). The Plan was subsequently amended and restated effective January 1, 1994, to rename the Plan the "Galileo International Supplemental Retirement Plan," and to make certain other changes to the Plan. The Plan is hereby further amended and restated effective January 1, 1997. The Plan, as amended and restated herein, is intended to be an unfunded deferred compensation plan for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

                                    ARTICLE I

                                   DEFINITIONS

         When used in this Plan, the following words shall have the meanings respectively stated in this Article, unless the context clearly indicates otherwise:

         1.01 Account means the account maintained by the Plan Administrator to reflect the benefits a Participant is entitled to receive under Article III of the Plan.

         1.02 Beneficiary means the Participant's beneficiary under the Savings Plan as defined by the Savings Plan.

         1.03 Code means the Internal Revenue Code of 1986, as amended from time to time, and any final or temporary regulations relating thereto.

         1.04 Company means Galileo International Partnership and any successor or affiliate thereto which adopts this Plan.

         1.05 Employee means a full-time salaried employee of the Company, excluding:

              (i)      leased employees; and

              (ii) any employee whose terms and conditions of employment are governed by a collective bargaining agreement, provided that retirement benefits have been a good faith subject of negotiation with respect to that bargaining unit and the collective bargaining agreement does not provide specifically for participation in this Plan.

        1.06 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations relating thereto.

         1.07 Participant means an individual who satisfies all the conditions for participation set forth in Section 2.01.

         1.08 Plan means the Galileo International Supplemental Retirement Plan, as set forth in this document and as amended hereafter from time to time.

         1.09 Plan Administrator means the Committee appointed pursuant to
Section 4.01, or the Company acting through its chief executive officer in the absence of any such Committee.

         1.10 Plan Year means the calendar year.

         1.11 Savings Plan means the Galileo International Savings and Investment Plan, a qualified profit sharing and 401(k) plan sponsored by the Company, as from time to time in effect.

         1.12 Termination means the termination of a Participant's employment with the Company for any reason.

         1.13 Rules of Construction. Words in the masculine gender shall include the feminine and the singular shall include the plural and vice versa, unless the context clearly requires otherwise. Any headings in this Plan are included for ease of reference only and are not to be construed so as to alter the terms of the Plan. If any provision of the Plan is held to be invalid, illegal or unenforceable, the Plan shall be interpreted and applied by severing such provision from the Plan to the extent necessary to avoid rendering the Plan invalid, illegal or unenforceable.

                                   ARTICLE II

                          ELIGIBILITY AND PARTICIPATION

        2.01 Eligibility. To be eligible to participate in the Plan for a Plan Year, an individual must be an Employee (i) who is a participant in the Savings Plan; (ii) who had compensation from the Company during the preceding Plan Year at least equal to the level of compensation needed to qualify as a "highly compensated employee" of the Company for the current Plan Year, within the meaning of Section 414(q) of the Code; and (iii) whose allocations under the Savings Plan for the Plan Year are limited by the application of Sections 401(a)(17), 401(k)(3), 401(m)(2), 402(g) and 415 of the Code.

        2.02 Participation. An Employee shall become a Participant in the Plan as of the start of any Plan Year during which he or she becomes eligible to participate. Once an Employee becomes a Participant, he or she shall remain a Participant until his or her termination of employment with the Company and thereafter until all benefits to which the Employee or his or her Beneficiary is entitled under the Plan have been paid or forfeited as provided in the Plan.

                                   ARTICLE III

                               PAYMENT OF BENEFITS

        3.01 Eligibility for Benefits. Any Participant who terminates employment with the Company and is then entitled to a benefit from the Savings Plan, shall be eligible to receive a benefit from this Plan in accordance with the provisions of this Article. The right of any Participant to receive any portion of a benefit under this Plan shall vest to the same extent as the Participant's right are vested under the Savings Plan with respect to the corresponding type of contribution; provided, however, that a Participant shall forfeit his or her benefit under this Plan if he or she is not a highly compensated employee (as defined in Section 414(q) of the Code) as of the date his or her employment terminates with the Company, except any portion of his or her benefit attributable to salary reduction contributions under Section 3.02(a) shall not be forfeited under that circumstance.

        No benefit shall be paid to any Employee who is discharged for gross misconduct, including theft, disclosure or misappropriation of trade secrets or other confidential information, sabotage of computer operations, negligently endangering the welfare or security of Company property or personnel, commission of a felony while at work or on Company premises, or other forms of misconduct determined to be gross misconduct by the Plan Administrator. No benefit shall be paid to any Employee who engages in employment determined by the Plan Administrator to be in competition with the Company's business during his or her employment with the Company or within one (1) year of his or her termination of employment with the Company. Benefit payments are subject to the Company's ability to pay.

        3.02 Benefit Amount. The benefit payable to any Participant who becomes entitled to a benefit from this Plan shall equal the sum of the contributions credited to his or her Account under this Plan for each Plan Year, plus interest accrued thereon. The following amounts shall be credited as contributions to a Participant's Account with respect to a Plan Year:

        (i) any salary reduction amounts which he or she elected under the Savings Plan for the plan year of the Savings Plan which ends within the subject Plan Year and which cannot be credited to his or her account under the Savings Plan for its plan year due to the operation of the $7,000 (indexed) limit on annual cash or deferred contributions under Code
                  Section 402(g);


        (ii) any salary reduction amounts which cannot be allocated to the Participant's account under the Savings Plan due to the operation of the actual deferral percentage test under Code
                  Section 401(k)(3);

        (iii) any matching contributions which cannot be allocated to the Participant's account under the Savings Plan due to the operation of the contribution percentage test under Code
                  Section 401(m)(2);

        (iv) any salary reduction amounts which cannot be allocated to the Participant's account under the Savings Plan due to the operation of the limit on annual compensation under Code
                  Section 401(a)(17); and

        (v) any amounts that would have been allocated to the Participant's Account under the Savings Plan but for the limits on annual additions under Code Sections 415(c) and (e).

Amounts described in (i), (ii) and (iv) above shall be credited to a Participant's Account under this Plan only to the extent that, for the subject Plan Year, the Participant elects to have such amounts be credited under this Plan in lieu of being paid or refunded to the Participant as cash compensation. Any such election shall be made in a written salary reduction agreement filed with the Plan Administrator prior to the start of the Plan Year to which it relates. No such election shall be valid with respect to any excess salary reduction amounts described in (i), (ii) or (iv) above that are attributable to payroll periods beginning before such election is made. Contributions described in (i)-(v) above shall be credited to this Plan at the time they would have been made to the Savings Plan had it been permissible for the Company to make such contributions to that Savings Plan.

        Interest shall be credited to each Participant's Account under this Plan as of the last day of each calendar quarter. Interest shall accrue on the Participant's prior quarterly account balance (less any distributions made from the account since that last valuation) at a rate which matches the rate of interest being credited for the same period with respect to the fixed income fund (or similar fund) under the Savings Plan.

         3.03 Distribution of Benefits. A Participant's Account shall be distributed to the Participant as provided below.

        (a) The vested portion of a Participant's Account shall be payable to the Participant in a single lump sum cash distribution at the earliest date on which he or she is first eligible to begin receiving a distribution of benefits from the Savings Plan following his or her Termination. Alternatively, the Participant may elect to have his or her Account paid in any optional form of benefit under the Savings Plan and/or to have payment of his or her Account be made or commenced on a date specified by the Participant which is not later than one (1) year after the Participant's Termination. The Participant's election shall be made on a form acceptable to the Plan Administrator at least one (1) year prior to the date on which payment of the Participant's Account is to be made or commenced. In the event of the death of the Participant prior to the date on which payment of the Participant's Account is to be made or commenced, the Participant's benefits will be paid to his or her Beneficiary in the form of a single lump sum payment.

        (b)  Notwithstanding the foregoing:

              (i) the Company shall have the authority, in its sole discretion, to defer payment of any single benefit payment of $100,000 or more for up to six (6) months or to convert such payment into monthly or quarterly installments over a period of up to twelve (12) months, if such payment otherwise would create an undue financial burden for the Company;

              (ii) spousal consent shall not be required for any distribution election under this Plan;

             (iii) no benefit shall be payable under this Plan to any Participant prior to the termination of his or her employment with the Company, even if the Participant's Savings Plan benefit commences during his employment; and

             (iv) no qualified domestic relations order applicable to a Participant's Savings Plan benefits shall apply to the Participant's benefits under this Plan.

                                   ARTICLE IV

                                 ADMINISTRATION

        4.01 Plan Administrator. The Plan Administrator shall be responsible for the general operation and administration of the Plan and for carrying out its provisions. The Plan Administrator shall consist of the members of the Company's ERISA Plans Administration Committee, as appointed from time to time by the Company's Board of Supervisors; provided, however, that no member of that Committee shall participate as a member of that Committee in any act or decision concerning entitlement to his own benefit under this Plan.

        4.02 Powers of Administration. The Plan Administrator shall have full authority, in its sole discretion, to interpret the Plan, to decide all questions of eligibility to participate and to receive benefits under the Plan, to direct the Company to pay benefits and Plan administration expenses, to retain clerical, professional and actuarial assistance as needed, to adopt rules for operating the Plan, to notify eligible individuals of their rights under the Plan, to keep records of each Participant's interest under the Plan, and to adopt a benefit claim and review procedure consistent with that required by ERISA. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, calculations, certifications, opinions, reports and data furnished with respect to the Plan by the Company or by any actuary, accountant, controller, attorney or other person employed or engaged by the Company. The Plan Administrator's actions and decisions shall be final and binding.

        4.03 Claims. All claims for benefits must be made under the rules and procedures then in effect under the Savings Plan, including the Plan's procedures with respect to review of denied claims.

        4.04 Incorporation by Reference. The provisions of the Savings Plan related to its administrative committee and claims procedures are hereby incorporated by reference in this Plan.

        4.05 Suspension of Payments in Event of Dispute. If the Plan Administrator is in doubt concerning the entitlement of any person to nay payment claimed to be due under the plan, the Plan Administrator may direct the Company to suspend any such payment until satisfied as to the entitlement of such person to such payment. The Plan Administrator or the Company may file or cause to be filed in any court of competent jurisdiction an appropriate legal action or process in such form as the Plan Administrator or the Company deems appropriate, including an interpleader action or an action for declaratory judgment, for a legal determination of the entitlement of any person to any payment claimed to be due under the Plan. The Company and the Plan Administrator shall comply with any final order of the court in any such suit, subject to appellate review, and the Participant and Beneficiary will be similarly bound thereby.

                                    ARTICLE V
                            AMENDMENT AND TERMINATION

        5.01 Amendment and Termination. The Company reserves the right to amend the Plan in any respect, retroactively or prospectively, at any time and from time to time by a written instrument stating such intent and adopted by the Company's Board of Supervisors. The Company also reserves the right to terminate the Plan at any time pursuant to a resolution of the Company's Board of Supervisors.

        5.02 Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly deprive any Participant or beneficiary of any portion of a supplemental benefit to which he or she was entitled when payment of such benefit commenced, if payment commenced prior to the effective date of such Plan amendment or termination, nor shall any Participant or beneficiary be deprived of his or her right to receive any benefit to which he would be entitled if the Participant had terminated employment on the day before the effective date of such amendment or termination, subject to the conditions of Section 3.01. Termination of this Plan shall not cause any rights not then vested to become vested.

                                   ARTICLE VI

                               GENERAL PROVISIONS

        6.01 Participant's Rights Unsecured. The Plan at all times shall be entirely unfunded and, except as provided in the following paragraph, no provision shall at any time be made with respect to segregating any assets of the Company for payment of any distributions hereunder. The right of a Participant or the Participant's designated Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company and neither the Participant nor the Participant's designated Beneficiary shall have any rights in or against any specific assets of the Company.

        The Company may establish a reserve of assets to provide funds for the payment of benefits under the Plan. Such reserve may be through a trust account and such reserve shall, at all times, be subject to the claims of unsatisfied judgment creditors of the Company and shall otherwise be on such terms and conditions as shall prevent taxation to Employees and Beneficiaries of any amounts held in the reserve or credited to an Account prior to the time payments are made. No Employee or Beneficiary shall have any ownership rights in or to any reserve.

        6.02 General Conditions. Salary reduction contributions under this Plan shall be subject to the same right to amend, suspend and restore such contributions as applies to the Participant under the Savings Plan, and shall be adjusted automatically to reflect changes in the Participant's salary levels the same as would be the case under the Savings Plan. Nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Savings Plan.

        6.03 No Contract of Employment. The establishment of the Plan, any modification thereof, the creation of one or more Accounts, and/or the making of any payments under the Plan, shall not give any employee or other person the right to remain in the service of any Employer, and all Participants and other employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

        6.04 No Guarantee of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder.

        6.05 No Enlargement of Employee Rights. No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

        6.06 Spendthrift Provision. No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

        6.07 Applicable Law. The Plan shall be construed and administered under the laws of the State of Illinois, except to the extent pre-empted or supplemented by ERISA or other applicable federal law.

        6.08 Incapacity of Recipient. If any person entitled to a distribution under the Plan is deemed by the Plan Administrator to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Plan Administrator may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

        6.09 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate, subject to the provisions of Section 5.02.

        6.10 Unclaimed Benefit. Each Participant shall keep the Company informed of his current address and the current address of his designated beneficiary. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three
(3) years after the date on which payment of the Participant's benefit may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any designated beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

        6.11 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, neither the Company nor any individual acting as employee or agent of the Company shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

        IN WITNESS WHEREOF, GALILEO INTERNATIONAL has caused this amended and restated Plan to be adopted, put into effect in accordance with its terms, and executed on this _______ day of_______ , 1997, to be effective as of January 1, 1997

                                          GALILEO INTERNATIONAL PARTNERSHIP

                                          By:
                                             --------------------------------
                                          Its:
                                              -------------------------------

ATTEST:

By:
   ----------------------------

Its:
    ---------------------------